EXHIBIT 4

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                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,



                             BANK OF AMERICA, N.A.,

                                  as Servicer,



                                       and



                             WELLS FARGO BANK, N.A.,

                                   as Trustee



                         POOLING AND SERVICING AGREEMENT



                               Dated May 26, 2005


                               -------------------


                       Mortgage Pass-Through Certificates

                                  Series 2005-5


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                                TABLE OF CONTENTS



PRELIMINARY STATEMENT......................................................

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Interest Calculations........................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the Servicer....
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMICs.......................
Section 2.06  Designation of Start-up Day..................................
Section 2.07  REMIC Certificate Maturity Date..............................
Section 2.08  Execution and Delivery of Certificates.......................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer.....
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of Primary Insurance Policy; Claims;
               Collections of BPP Mortgage Loan Payments...................
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer....................................................
Section 3.07  Trustee to Act as Servicer...................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; and Certificate Account............................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Account.....................................
Section 3.12  Maintenance of Hazard Insurance..............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.16  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee.........................
Section 3.17  Servicing Compensation.......................................
Section 3.18  Annual Statement as to Compliance............................
Section 3.19  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.20  Advances.....................................................
Section 3.21  Modifications, Waivers, Amendments and Consents..............
Section 3.22  Reports to the Securities and Exchange Commission............
Section 3.23  Maintenance of the Rounding Account; Collections
               Thereunder..................................................
Section 3.24  Buy-Down Account; Application of Buy-Down Funds..............

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate.......................................

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions..................................
Section 5.03  Allocation of Losses.........................................
Section 5.04  Statements to Certificateholders.............................
Section 5.05  Tax Returns and Reports to Certificateholders................
Section 5.06  Tax Matters Person...........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee...
Section 5.08  REMIC Related Covenants......................................
Section 5.09  Determination of LIBOR.......................................
Section 5.10  Principal Distributions on the Special Retail Certificates...
Section 5.11  Reserve Fund.................................................
Section 5.12  Policy Matters...............................................

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01  Respective Liabilities of the Depositor and the Servicer.....
Section 7.02  Merger or Consolidation of the Depositor or the Servicer.....
Section 7.03  Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign.........................

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................

                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee............................................
Section 9.02  Certain Matters Affecting the Trustee........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 9.04  Trustee May Own Certificates.................................
Section 9.05  Eligibility Requirements for Trustee.........................
Section 9.06  Resignation and Removal of Trustee...........................
Section 9.07  Successor Trustee............................................
Section 9.08  Merger or Consolidation of Trustee...........................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Trustee's Fees and Expenses..................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates................................................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....

                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans.......................................
Section 10.02 Additional Termination Requirements..........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement.....................................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Certificates Nonassessable and Fully Paid....................
Section 11.08 Access to List of Certificateholders.........................
Section 11.09 Recharacterization...........................................
Section 11.10 Third Party Beneficiary......................................


EXHIBITS

Exhibit A-1-A-1  -  Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-2  -  Form of Face of Class 1-A-2 Certificate
Exhibit A-1-A-3  -  Form of Face of Class 1-A-3 Certificate
Exhibit A-1-A-4  -  Form of Face of Class 1-A-4 Certificate
Exhibit A-1-A-5  -  Form of Face of Class 1-A-5 Certificate
Exhibit A-1-A-6  -  Form of Face of Class 1-A-6 Certificate
Exhibit A-1-A-7  -  Form of Face of Class 1-A-7 Certificate
Exhibit A-1-A-8  -  Form of Face of Class 1-A-8 Certificate
Exhibit A-1-A-9  -  Form of Face of Class 1-A-9 Certificate
Exhibit A-1-A-10 -  Form of Face of Class 1-A-10 Certificate
Exhibit A-1-A-11 -  Form of Face of Class 1-A-11 Certificate
Exhibit A-1-A-12 -  Form of Face of Class 1-A-12 Certificate
Exhibit A-1-A-13 -  Form of Face of Class 1-A-13 Certificate
Exhibit A-1-A-14 -  Form of Face of Class 1-A-14 Certificate
Exhibit A-1-A-15 -  Form of Face of Class 1-A-15 Certificate
Exhibit A-1-A-16 -  Form of Face of Class 1-A-16 Certificate
Exhibit A-1-A-17 -  Form of Face of Class 1-A-17 Certificate
Exhibit A-1-A-18 -  Form of Face of Class 1-A-18 Certificate
Exhibit A-1-A-19 -  Form of Face of Class 1-A-19 Certificate
Exhibit A-1-A-20 -  Form of Face of Class 1-A-20 Certificate
Exhibit A-1-A-21 -  Form of Face of Class 1-A-21 Certificate
Exhibit A-1-A-22 -  Form of Face of Class 1-A-22 Certificate
Exhibit A-1-A-23 -  Form of Face of Class 1-A-23 Certificate
Exhibit A-1-A-24 -  Form of Face of Class 1-A-24 Certificate
Exhibit A-1-A-25 -  Form of Face of Class 1-A-25 Certificate
Exhibit A-1-A-26 -  Form of Face of Class 1-A-26 Certificate
Exhibit A-1-A-R  -  Form of Face of Class 1-A-R Certificate
Exhibit A-30-IO  -  Form of Face of Class 30-IO Certificate
Exhibit A-30-PO  -  Form of Face of Class 30-PO Certificate
Exhibit A-2-A-1  -  Form of Face of Class 2-A-1 Certificate
Exhibit A-15-IO  -  Form of Face of Class 15-IO Certificate
Exhibit A-15-PO  -  Form of Face of Class 15-PO Certificate
Exhibit B-30-B-1 -  Form of Face of Class 30-B-1 Certificate
Exhibit B-30-B-2 -  Form of Face of Class 30-B-2 Certificate
Exhibit B-30-B-3 -  Form of Face of Class 30-B-3 Certificate
Exhibit B-30-B-4 -  Form of Face of Class 30-B-4 Certificate
Exhibit B-30-B-5 -  Form of Face of Class 30-B-5 Certificate
Exhibit B-30-B-6 -  Form of Face of Class 30-B-6 Certificate
Exhibit B-15-B-1 -  Form of Face of Class 15-B-1 Certificate
Exhibit B-15-B-2 -  Form of Face of Class 15-B-2 Certificate
Exhibit B-15-B-3 -  Form of Face of Class 15-B-3 Certificate
Exhibit B-15-B-4 -  Form of Face of Class 15-B-4 Certificate
Exhibit B-15-B-5 -  Form of Face of Class 15-B-5 Certificate
Exhibit B-15-B-6 -  Form of Face of Class 15-B-6 Certificate
Exhibit C        -  Form of Reverse of all Certificates
Exhibit D-1      -  Mortgage Loan Schedule (Loan Group 1)
Exhibit D-2      -  Mortgage Loan Schedule (Loan Group 2)
Exhibit E        -  Request for Release of Documents
Exhibit F        -  Form of Certification of Establishment of Account
Exhibit G-1      -  Form of Transferor's Certificate
Exhibit G-2A     -  Form 1 of Transferee's Certificate
Exhibit G-2B     -  Form 2 of Transferee's Certificate
Exhibit H        -  Form of Transferee Representation Letter for ERISA
                    Restricted Certificates
Exhibit I        -  Form of Affidavit Regarding Transfer of the Residual
                    Certificate
Exhibit J        -  Contents of Servicing File
Exhibit K        -  Form of Special Servicing Agreement
Exhibit L        -  List of Recordation States
Exhibit M        -  Form of Initial Certification
Exhibit N        -  Form of Final Certification
Exhibit O        -  Form of Sarbanes-Oxley Certification
Exhibit P        -  Form of Trustee's Certification
Exhibit Q        -  Form of Policy
Exhibit R        -  Principal Balance Schedules

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated May 26, 2005, is hereby executed by and among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and WELLS FARGO BANK, N.A., as trustee (together with its permitted successors and assigns, the "Trustee").

                         W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a "REMIC"). The Class A Certificates (other than the Class 1-A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC. The Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC, as detailed in the definition of "Uncertificated Lower-Tier Interest." The Class R-L Interest shall constitute the "residual interest" in the Lower-Tier REMIC. The Class R-U Interest shall constitute the "residual interest" in the Upper-Tier REMIC. The Class 1-A-R Certificate shall represent ownership of the Class R-L Interest and the Class R-U Interest. The Certificates and the Uncertificated Lower-Tier Interests will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date. The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:


                                                                    Integral
                   Initial Class        Pass-                     Multiples in
                Certificate Balance    Through     Minimum         Excess of
    Classes      or Notional Amount     Rate     Denomination       Minimum
--------------  -------------------    -------   ------------     ------------
Class 1-A-1       $26,152,000.00       5.500%        $1,000             $1
Class 1-A-2        $2,258,000.00       5.500%        $1,000             $1
Class 1-A-3        $2,060,000.00       5.500%        $1,000             $1
Class 1-A-4        $1,154,000.00       5.500%        $1,000             $1
Class 1-A-5        $3,376,000.00       5.500%        $1,000             $1
Class 1-A-6       $25,000,000.00       5.250%        $1,000             $1
Class 1-A-7       $24,783,000.00       5.500%        $1,000             $1
Class 1-A-8       $60,000,000.00       5.500%        $1,000             $1
Class 1-A-9       $50,000,000.00       5.250%        $1,000             $1
Class 1-A-10      $16,649,000.00       5.250%        $1,000         $1,000
Class 1-A-11      $14,361,000.00       5.500%        $1,000             $1
Class 1-A-12         $598,000.00       5.500%        $1,000             $1
Class 1-A-13      $21,626,000.00       5.500%        $1,000             $1
Class 1-A-14      $25,735,000.00       5.500%        $1,000             $1
Class 1-A-15       $1,937,000.00       5.500%        $1,000             $1
Class 1-A-16      $10,424,000.00       5.250%        $1,000             $1
Class 1-A-17      $10,678,000.00        (1)          $1,000             $1
Class 1-A-18      $10,678,000.00        (2)      $1,000,000             $1
Class 1-A-19      $28,507,000.00       5.500%        $1,000             $1
Class 1-A-20         $514,605.00       5.500%      $514,605             $1
Class 1-A-21      $10,013,000.00       5.000%        $1,000             $1
Class 1-A-22      $22,009,000.00       5.000%        $1,000             $1
Class 1-A-23      $21,039,000.00       5.500%        $1,000             $1
Class 1-A-24         $639,000.00       5.500%        $1,000             $1
Class 1-A-25       $6,514,000.00       5.500%        $1,000             $1
Class 1-A-26       $2,911,090.00       5.500%    $1,000,000             $1
Class 1-A-R              $100.00       5.500%          $100            N/A
Class 30-IO        $4,324,061.00       5.500%    $1,000,000             $1
Class 30-PO        $4,461,017.00        (3)         $25,000             $1
Class 2-A-1      $168,697,000.00       5.000%        $1,000             $1
Class 15-IO        $3,037,033.00       5.000%    $1,000,000             $1
Class 15-PO        $1,214,451.00        (3)         $25,000             $1
Class 30-B-1       $6,835,000.00       5.500%       $25,000             $1
Class 30-B-2       $2,010,000.00       5.500%       $25,000             $1
Class 30-B-3       $1,206,000.00       5.500%       $25,000             $1
Class 30-B-4         $804,000.00       5.500%       $25,000             $1
Class 30-B-5         $603,000.00       5.500%       $25,000             $1
Class 30-B-6         $603,648.00       5.500%       $25,000             $1
Class 15-B-1       $1,554,000.00       5.000%       $25,000             $1
Class 15-B-2         $432,000.00       5.000%       $25,000             $1
Class 15-B-3         $345,000.00       5.000%       $25,000             $1
Class 15-B-4         $173,000.00       5.000%       $25,000             $1
Class 15-B-5         $173,000.00       5.000%       $25,000             $1
Class 15-B-6          $86,539.00       5.000%       $25,000             $1


(1) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-17 Certificates at the rate of 3.390% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-17 Certificates at a per annum rate equal to (i) 0.300% plus (ii) LIBOR, subject to a minimum rate of 0.300% and a maximum rate of 7.500%.

(2) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-18 Certificates at the rate of 4.110% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-18 Certificates at a per annum rate equal to (i) 7.200% minus (ii) LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 7.200%.

(3) The Class 30-PO and Class 15-PO Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance or Notional Amount.

            Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution Date and Loan Group, the difference between the Adjusted Pool Amount and the Adjusted Pool Amount (PO Portion).

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date and Loan Group, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made on the Mortgage Loans in such Loan Group in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Ancillary Income: All prepayment premiums (if any), assumption fees, late payment charges and all other ancillary income and fees with respect to the Mortgage Loans.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Assured Guaranty: Assured Guaranty Corp., a Maryland insurance corporation, or any successor thereto.

            Assured Guaranty Contact Person: The officer designated by the Servicer to provide information to Assured Guaranty pursuant to Section 5.12(g). The initial Assured Guaranty Contact Person is appointed in Section 5.12.

            Assured Guaranty Default: The existence and continuance of any of the following:

            (a) Assured Guaranty fails to make a payment required under the Policy in accordance with its terms;

            (b) Assured Guaranty (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) a court of competent jurisdiction, the Maryland Insurance Administration or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Assured Guaranty or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Assured Guaranty (or the taking of possession of all or any material portion of the property of Assured Guaranty).

            Authenticating Agents: As defined in Section 9.10.

            Bank of America: Bank of America, N.A., a national banking association, or its successor in interest.

            Book-Entry Certificate: Any Class of Certificates other than the Physical Certificates.

            BPP Mortgage Loan: Any Mortgage Loan which includes a Borrowers Protection Plan(R) addendum to the related Mortgage Note whereby Bank of America agrees to cancel (i) certain payments of principal and interest on such Mortgage Loan for up to twelve months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the Mortgagor; provided that such Borrowers Protection Plan(R) has not been terminated in accordance with its terms.

            BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any, payable by Bank of America pursuant to Section 5 of the Mortgage Loan Purchase Agreement.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) with respect to any date which relates to an obligation of Assured Guaranty, a day on which Assured Guaranty is closed or (iii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Minnesota, the State of Maryland, the state in which the servicing offices of the Servicer is located or any state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Buy-Down Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.24.

            Buy-Down Agreement: An agreement governing the application of Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

            Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor's monthly payment during the initial years of a Buy-Down Mortgage Loan.

            Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

            Calculated Principal Distribution: As defined in Section 5.03(d).

            Certificate: Any of the Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5 that are issued pursuant to this Agreement.

            Certificate Account: The Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5." The Certificate Account shall be deemed to consist of three sub-accounts; one for each Group and a third sub-account referred to herein as the Upper-Tier Certificate Sub-Account. Funds in the Certificate Account shall be held in trust for the Holders of the Certificates of such Group for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Certification: As defined in Section 3.22(b).

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14,
Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25,
Class 1-A-26, Class 1-A-R, Class 30-IO, Class 30-PO, Class 2-A-1, Class 15-IO, Class 15-PO, Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4, Class 30-B-5, Class 30-B-6, Class 15-B-1, Class 15-B-2, Class 15-B-3, Class 15-B-4,
Class 15-B-5 and Class 15-B-6, as the case may be.

            Class 1-A-10 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (a) the Interest Distribution Amount for the Class 1-A-10 Certificates determined without regard to clause (ii) of the definition thereof and without regard to the reductions pursuant to Section 5.02(c) hereof, net of any Prepayment Interest Shortfalls and net of any Relief Act Reductions allocated to the Class 1-A-10 Certificates over (b) the amount of the Pool Distribution Amount for Loan Group 1 available to be distributed in respect of the Class 1-A-10 Certificates on such Distribution Date pursuant to clause (ii) of Section 5.02(a) applied to the amounts payable pursuant to clause (i) of the definition of "Interest Distribution Amount" plus any amounts available to be distributed pursuant to Section 5.02(b)(iii) to the Class 1-A-10 Certificates on such Distribution Date.

            Class 1-A-10 Principal Loss Amount: As to any Distribution Date, any amount allocated to the Class 1-A-10 Certificates which reduces the Class Certificate Balance of the Class 1-A-10 Certificates after the Senior Credit Support Depletion Date with respect to such Distribution Date pursuant to clause
(ii) of the definition of Class Certificate Balance of the Class 1-A-10 Certificates.

            Class 1-A-11 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the amount, if any, by which the Class Certificate Balance of the Class 1-A-11 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 1-A-12 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the lesser of (a) the Class Certificate Balance of the Class 1-A-12 Certificates with respect to such Distribution Date prior to any reduction for the Class 1-A-12 Loss Allocation Amount and (b) the Class 1-A-11 Loss Amount with respect to such Distribution Date.

            Class 1-A-14 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the amount, if any, by which the Class Certificate Balance of the Class 1-A-14 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 1-A-15 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the lesser of (a) the Class Certificate Balance of the Class 1-A-15 Certificates with respect to such Distribution Date prior to any reduction for the Class 1-A-15 Loss Allocation Amount and (b) the Class 1-A-14 Loss Amount with respect to such Distribution Date.

            Class 1-A-18 Notional Amount: As to any Distribution Date and the Class 1-A-18 Certificates, the Class Certificate Balance of the Class 1-A-17 Certificates.

            Class 1-A-20 Notional Amount: As to any Distribution Date and the Class 1-A-20 Certificates, 3.0909090909% of the Class Certificate Balance of the Class 1-A-10 Certificates.

            Class 1-A-26 Notional Amount: As to any Distribution Date and the Class 1-A-26 Certificates, 9.0909090909% of the sum of the Class Certificate Balances of the Class 1-A-21 and Class 1-A-22 Certificates.

            Class 30-B Certificates: The Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4, Class 30-B-5 and Class 30-B-6 Certificates.

            Class 15-B Certificates: The Class 15-B-1, Class 15-B-2, Class 15-B-3, Class 15-B-4, Class 15-B-5 and Class 15-B-6 Certificates.

            Class 15-IO Notional Amount: As to any Distribution Date and the Class 15-IO Certificates, the product of (i) the aggregate Stated Principal Balance of the Group 2 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 5.000% and (b) the denominator of which is equal to 5.000%.

            Class 30-IO Notional Amount: As to any Distribution Date and the Class 30-IO Certificates, the product of (i) the aggregate Stated Principal Balance of the Group 1 Premium Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date) minus 5.500% and (b) the denominator of which is equal to 5.500%.

            Class Certificate Balance: With respect to any Class (other than the Class 1-A-18, Class 1-A-20, Class 1-A-26, Class 30-IO and Class 15-IO Certificates) and any date of determination, subject to Section 5.03(f), the Initial Class Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto (including in the case of any Class of Class 30-B or Class 15-B Certificates, any principal otherwise payable to such Class of Class 30-B or Class 15-B Certificates used to pay any PO Deferred Amounts), (ii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iii) in the case of the Class 1-A-12 and Class 1-A-15 Certificates, any reduction allocated thereto pursuant to Section 5.03(e) plus (B) the sum of (x) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (y) in the case of the Class 1-A-12 and Class 1-A-15 Certificates, any increases allocated thereto pursuant to Section 5.03(e). The Class 1-A-18, Class 1-A-20, Class 1-A-26, Class 30-IO and Class 15-IO Certificates are Interest-Only Certificates and have no Class Certificate Balance.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class IO Certificates: Either the Class 30-IO or Class 15-IO Certificates.

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: May 26, 2005.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: With respect to any Distribution Date and Loan Group, the least of (a) the aggregate Servicing Fee for such Distribution Date and Loan Group (before giving effect to any reduction pursuant to Section 3.17), (b) the Prepayment Interest Shortfall for such Distribution Date and Loan Group and (c) one-twelfth of 0.25% of the Pool Stated Principal Balance of the Loan Group.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services - BOAMS 2005-5, and for certificate transfer purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BOAMS 2005-5, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, Assured Guaranty, the Depositor and the Servicer.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

       Uncertificated Lower-Tier Interest           Corresponding Upper-Tier Class or Classes
-----------------------------------------------  -----------------------------------------------
Class 1-A-L1 Interest                             Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                                    Class 1-A-4, Class 1-A-5,
                                                    Class 1-A-7, Class 1-A-8,
                                                    Class 1-A-11, Class 1-A-12,
                                                    Class 1-A-13, Class 1-A-14,
                                                    Class 1-A-15, Class 1-A-19,
                                                    Class 1-A-23, Class 1-A-24
                                                    and Class 1-A-25, Class
                                                    1-A-26 Certificates
Class 1-A-L6 Interest                             Class 1-A-6, Class 1-A-9 and Class 1-A-16
                                                    Certificates
Class 1-A-L10 Interest                            Class 1-A-10 and Class 1-A-20 Certificates
Class 1-A-L17 Interest                            Class 1-A-17 and Class 1-A-18 Certificates
Class 1-A-L21 Interest                            Class 1-A-21, Class 1-A-22 and Class 1-A-26
                                                    Certificates
Class 1-A-LUR Interest                            Class 1-A-R Certificate
Class 30-LIO Interest                             Class 30-IO Certificates
Class 30-LPO Interest                             Class 30-PO Certificates
Class 2-A-L1 Interest                             Class 2-A-1 Certificates
Class 15-LIO Interest                             Class 15-IO Certificates
Class 15-LPO Interest                             Class 15-PO Certificates
Class 30-B-L1 Interest                            Class 30-B-1 Certificates
Class 30-B-L2 Interest                            Class 30-B-2 Certificates
Class 30-B-L3 Interest                            Class 30-B-3 Certificates
Class 30-B-L4 Interest                            Class 30-B-4 Certificates
Class 30-B-L5 Interest                            Class 30-B-5 Certificates
Class 30-B-L6 Interest                            Class 30-B-6 Certificates
Class 15-B-L1 Interest                            Class 15-B-1 Certificates
Class 15-B-L2 Interest                            Class 15-B-2 Certificates
Class 15-B-L3 Interest                            Class 15-B-3 Certificates
Class 15-B-L4 Interest                            Class 15-B-4 Certificates
Class 15-B-L5 Interest                            Class 15-B-5 Certificates
Class 15-B-L6 Interest                            Class 15-B-6 Certificates

            The Premium Payment (i) shall be payable from the Upper-Tier REMIC and (ii) shall be deemed to be a "Corresponding Upper-Tier Class" (corresponding to the Class 1-A-L10 Interest) for purposes of this definition.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-off Date: May 1, 2005.

            Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group, which is $402,034,766.04 for Loan Group 1 and $172,674,990.98 for Loan Group 2.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Deceased Holder: A Certificate Owner of a Special Retail Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee and the Depository Participant a certified copy of the death certificate and any additional evidence of death satisfactory to the Trustee and the Depository Participant and any tax waivers requested by the Trustee and the Depository Participant.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02 or 2.04.

            Deficiency Amount: With respect to the Class 1-A-10 Certificates on each Distribution Date, the sum of (i) the Class 1-A-10 Interest Loss Amount for such Distribution Date and (ii) the Class 1-A-10 Principal Loss Amount for such Distribution Date.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Banc of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository:  The Depository  Trust  Company,  the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The
Depository  shall at all  times be a  "clearing  corporation"  as  defined  in
Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan or Group 2 Discount Mortgage Loan.

            Distribution Date: The 25th day of each month beginning in June 2005 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Bank of America.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class 30-B-4, Class 30-B-5, Class 30-B-6, Class 15-B-4, Class 15-B-5 or Class 15-B-6 Certificate.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Events of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch Ratings, or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Form 10-K: As defined in Section 3.22(a).

            Fractional Interest: As defined in Section 5.02(d).

            Group: Either of Group 1 or Group 2.

            Group 1: The Group 1 Senior Certificates and Class 30-B
Certificates.

            Group 1 Discount Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date that is less than 5.500% per annum.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            Group 1 Premium Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date that is equal to or greater than 5.500% per annum.

            Group 1 Senior Certificates: Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20,
Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24, Class 1-A-25, Class 1-A-26, Class 1-A-R, Class 30-IO and Class 30-PO Certificates.

            Group 2: The Group 2 Senior Certificates and the Class 15-B Certificates.

            Group 2 Discount Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date that is less than 5.000% per annum.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            Group 2 Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date that is equal to or greater than 5.000% per annum.

            Group 2 Senior Certificates: Class 2-A-1, Class 15-IO and Class 15-PO Certificates.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Class Certificate Balance: As to each Class of Certificates (other than the Class 1-A-18, Class 1-A-20, Class 1-A-26, Class 30-IO and Class 15-IO Certificates), the Class Certificate Balance set forth in the Preliminary Statement. The Class 1-A-18, Class 1-A-20, Class 1-A-26, Class 30-IO and Class 15-IO Certificates are Interest-Only Certificates and have no Initial Class Certificate Balance.

            Initial Notional Amount: As to each Class of Interest-Only Certificates, the Notional Amount set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Amount: With respect to any Distribution Date and the Class I-A-10 Certificates, the sum of any Deficiency Amount and any Preference Amount for such Distribution Date.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Insured Payment: With respect to any Distribution Date and the Class I-A-10 Certificates, the aggregate amount paid by Assured Guaranty to the Trustee in respect of (i) the Deficiency Amount for such Distribution Date and
(ii) the Preference Amounts for any given Business Day relating to such Distribution Date.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class 1-A-17, Class 1-A-18, Class 30-PO and Class 15-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to, but not including, the first day of the calendar month of such Distribution Date. As to any Distribution Date and the Class 1-A-17 and Class 1-A-18 Certificates, the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the 24th day of the calendar month in which such Distribution Date occurs.

            Interest Distribution Amount: For any Distribution Date and each interest- bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 1-A-18, Class 1-A-20, Class 1-A-26, Class 30-IO and Class 15-IO Certificates are the only Classes of Interest-Only Certificates.

            Interest Settlement Rate: As defined in Section 5.09.

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Trustee in accordance with Section 5.09.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England or the City of New York.

            LIBOR Certificates: Either of the Class 1-A-17 or Class 1-A-18 Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Living Holder: A Certificate Owner of a Special Retail Certificate other than a Deceased Holder.

            Loan Group: Either of Loan Group 1 or Loan Group 2.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 1 Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Group 1 Senior Certificates (but not the Class 30-PO Certificates) immediately prior to such Distribution Date by the Pool Stated Principal Balance (Non-PO Portion) of Loan Group 1 with respect to such Distribution Date.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 2 Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Group 2 Senior Certificates (but not the Class 15-PO Certificates) immediately prior to such Distribution Date by the Pool Stated Principal Balance (Non-PO Portion) of Loan Group 2 with respect to such Distribution Date.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount:  As defined in Section 5.02(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account (other than amounts held in respect of the Upper-Tier Certificate Sub-Account), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Covered Amount: As defined in the Mortgage Loan Purchase Agreement.

            Monthly Form 8-K: As defined in Section 3.22(a).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan or the Monthly Covered Amount representing such scheduled monthly payment.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated May 26, 2005, between Bank of America, as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and Exhibit D-2, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value; and (xvi) the closing date of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate as of the Cut-off Date of such Discount Mortgage Loan and the denominator of which is 5.500% for each Group 1 Discount Mortgage Loan and 5.000% for each Group 2 Discount Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group, the sum of (i) the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement during the calendar month preceding the month of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date; and (ii) the Non-PO Recovery for such Distribution Date.

            Non-PO Recovery: As to any Distribution Date and Loan Group, the amount of all Recoveries received with respect to such Loan Group during the calendar month preceding the month of such Distribution Date less the PO Recovery with respect to such Loan Group for such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date and Loan Group, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for such Loan Group exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notice of Nonpayment: The notice to be delivered by the Trustee to Assured Guaranty with respect to any date as to which a claim for an Insured Amount shall be made, which shall be in the form attached to the Policy.

            Notional Amount: With respect to: (i) the Class 1-A-18 Certificates and any date of determination, the Class 1-A-18 Notional Amount, (ii) the Class 1-A-20 Certificates and any date of determination, the Class 1-A-20 Notional Amount, (iii) the Class 1-A-26 Certificates and any date of determination, the Class 1-A-26 Notional Amount, (iv) the Class 30-IO Certificates and any date of determination, the Class 30-IO Notional Amount and (v) the Class 15-IO Certificates and any date of determination, the Class 15-IO Notional Amount.

            OCC: The Office of the Comptroller of the Currency.

            Offered Certificates: The Senior Certificates, Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 15-B-1, Class 15-B-2 and Class 15-B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                Class 30-B-1                      1.31%
                Class 30-B-2                      0.81%
                Class 30-B-3                      0.51%
                Class 30-B-4                      0.30%
                Class 30-B-5                      0.15%
                Class 30-B-6                      0.00%
                Class 15-B-1                      0.71%
                Class 15-B-2                      0.45%
                Class 15-B-3                      0.25%
                Class 15-B-4                      0.15%
                Class 15-B-5                      0.05%
                Class 15-B-6                      0.00%

            Original Subordinate Certificate Balance: $12,061,648.00 for the Class 30-B Certificates and $2,763,539.00 for the Class 15-B Certificates.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Section 2.02, 2.04 or 3.14(b).

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            PAC Certificates: The Class 1-A-7, Class 1-A-21, Class 1-A-22, Class 1-A-23 and Class 1-A-24 Certificates.

            PAC Group: The PAC Certificates.

            PAC Principal Amount: As to any Distribution Date and the PAC Group, the amount, if any, that would reduce the aggregate Class Certificate Balance of the PAC Group to the applicable balance shown in the table set forth in Exhibit R with respect to such Distribution Date.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate (other than a Special Retail Certificate), the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial notional amount for Class 1-A-7, Class 30-IO and Class 15-IO Certificates) by the Initial Class Certificate Balance or initial notional amount, as applicable, of the Class of which such Certificate is a part. With respect to a Special Retail Certificate, the percentage obtained by dividing the current Certificate Balance of each such Certificate by the current Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P and "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of either REMIC created hereunder as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on the Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person, and (vi) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of the Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class 30-B-4, Class 30-B-5, Class 30-B-6, Class 15-B-4, Class 15-B-5 and Class 15-B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            Policy: The irrevocable Assured Guaranty Insurance Policy No. D-2005-32, including any endorsements thereto, issued by Assured Guaranty with respect to the Class 1-A-10 Certificates, in the form attached hereto as Exhibit Q.

            Policy Payment Account: The account maintained pursuant to Section 5.12(b).

            PO Deferred Amount: As to any Distribution Date and the Class 30-PO Certificates, the sum of the amounts by which the Class Certificate Balance of such Class 30-PO Certificates will be reduced on such Distribution Date or have been reduced on prior Distribution Dates as a result of Section 5.03(b) less the sum of (a) the PO Recoveries with respect to Loan Group 1 for prior Distribution Dates and (b) the amounts distributed to such Class 30-PO Certificates pursuant to Section 5.02(a)(iv) on prior Distribution Dates. As to any Distribution Date and the Class 15-PO Certificates, the sum of the amounts by which the Class Certificate Balance of such Class 15-PO Certificates will be reduced on such Distribution Date or have been reduced on prior Distribution Dates as a result of Section 5.03(b) less the sum of (a) the PO Recoveries with respect to Loan Group 2 for prior Distribution Dates and (b) the amounts distributed to such Class 15-PO Certificates pursuant to Section 5.02(a)(iv) on prior Distribution Dates.

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date,
(b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement during the calendar month preceding the month of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            PO Recovery: As to any Distribution Date and Loan Group, the lesser of (a) (i) in the case of Loan Group 1, the PO Deferred Amount for the Class 30-PO Certificates for such Distribution Date and (ii) in the case of Loan Group 2, the PO Deferred Amount for the Class 15-PO Certificates for such Distribution Date and (b) an amount equal to the sum as to each Mortgage Loan in such Loan Group as to which there has been a Recovery received during the calendar month preceding the month of such Distribution Date, of the product of (x) the PO Percentage with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan.

            Pool Distribution Amount: As to any Distribution Date and Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date (or in the case of any Monthly Covered Amount, the related Remittance Date) and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Loan Group and Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments (other than Total Covered Amounts) received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period and all Total Covered Amounts received and deposited in the Servicer Custodial Account by the related Remittance Date; (iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (ix) in respect of such Distribution Date and such Loan Group; (vi) any Reimbursement Amount required to be included pursuant to Section 5.02(a); and (vii) any Non-PO Recovery with respect to such Distribution Date over (b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Pool Stated Principal Balance (Non-PO Portion): As to any Distribution Date and Loan Group, the sum for each Mortgage Loan in such Loan Group of the product of (a) the Non-PO Percentage of such Mortgage Loan and (b) the Stated Principal Balance of such Mortgage Loan that was an Outstanding Mortgage Loan immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Preference Amount: Any amount previously distributed to a Class 1-A-10 Certificateholder on the Class 1-A-10 Certificates, which would have been covered under the Policy as a Deficiency Amount, that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court or other body exercising jurisdiction in an insolvency proceeding by or against the Trust, to the effect that a Holder or the Trustee, as applicable, is required to return or repay all or any portion of a Preference Amount.

            Premium Distribution Amount: As to any Distribution Date, an amount equal to the sum of (i) the Premium Payment and (ii) any Premium Unpaid Shortfall.

            Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan or Group 2 Premium Mortgage Loan.

            Premium Payment: For any Distribution Date, the product of 1/12th of 0.08% and the Class Certificate Balance of the Class 1-A-10 Certificates for such Distribution Date prior to any distributions therein.

            Premium Shortfall: For any Distribution Date, the amount by which the Premium Payment exceeds the amount of premium actually distributed to Assured Guaranty on such Distribution Date pursuant to clause (i) of the definition of Premium Distribution Amount.

            Premium Unpaid Shortfall: As to any Distribution Date, the amount by which the aggregate Premium Shortfalls on prior Distribution Dates exceeds the amount of premium actually distributed to Assured Guaranty on such prior Distribution Dates pursuant to clause (ii) of the definition of Premium Distribution Amount.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class 30-PO and Class 15-PO Certificates are the only Principal Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including the principal portion of any Total Covered Amount.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the sum of the Class Certificate Balances of the Class 1-A-14 and Class 1-A-15 Certificates and (ii) the product of (a) the Non-PO Principal Amount for Loan Group 1, (b) the Shift Percentage and (c) the Priority Percentage.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the sum of the Class Certificate Balances of the Class 1-A-14 and Class 1-A-15 Certificates immediately prior to such date and the denominator of which is the Pool Stated Principal Balance (Non-PO Portion) for Loan Group 1.

            Private Certificates: The Class 30-B-4, Class 30-B-5, Class 30-B-6, Class 15-B-4, Class 15-B-5 and Class 15-B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Class 30-B Certificates or Class 15-B Certificates, as applicable, that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amounts allocable to such Class, equal to the product of the Subordinate Principal Distribution Amounts for the Class 30-B Certificates or Class 15-B Certificates, as the case may be, for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Class 30-B Certificates or Class 15-B Certificates, as applicable, that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rate Determination Date: As to any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the applicable Interest Accrual Period for such Class and such Distribution Date.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and Assured Guaranty. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Reimbursement Amount: As defined in Section 2.04.

            Related Group: For Loan Group 1, Group 1; and for Loan Group 2, Group 2.

            Related Loan Group: For Group 1, Loan Group 1; and for Group 2, Loan Group 2.

            Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. None of the Reserve Fund, the Rounding Account, the Policy or the Policy Payment Account will be an asset of either REMIC.

            REMIC Certificate Maturity Date: With respect to the Regular Certificates, the "latest possible maturity date" as that term is defined in
Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Reserve Fund: The separate non-interest bearing trust account established with the Trustee and maintained by the Trustee pursuant to Section
5.11 for the benefit of the Class 1-A-10 Certificateholders. The Reserve Fund shall be an Eligible Account.

            Reserve Withdrawal: With respect to any Distribution Date, the lesser of (a) an amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class 1-A-10 Certificates.

            Residual Certificate: The Class 1-A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            Rounding Account: As defined in Section 3.23.

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Scheduled Certificates: The Class 1-A-25 Certificates.

            Scheduled Group: The PAC Certificates and the Scheduled
Certificates.

            Scheduled Principal Amount: As to any Distribution Date and the Scheduled Group, the amount, if any, that would reduce the aggregate Class Certificate Balance of the Scheduled Group to the applicable balance shown in the table set forth in Exhibit R with respect to such Distribution Date.

            Seller: Bank of America, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: Any of the Group 1 Senior Certificates and Group 2 Senior Certificates.

            Senior Credit Support Depletion Date: As to each Group, the date on which the aggregate Class Certificate Balance of the Subordinate Certificates of such Group is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Loan Group, the percentage, carried six places rounded up, obtained by dividing (i) the aggregate Class Certificate Balance of the Senior Certificates of the Related Group immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance (Non-PO Portion) of such Loan Group immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date and Loan Group during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Loan Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Loan Group plus 70% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Loan Group for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for such Loan Group exceeds the initial Senior Percentage for such Loan Group, in which case the Senior Prepayment Percentage for such Loan Group for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for such Loan Group will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date and Loan Group, the sum of (i) the Senior Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i) (a) through
(d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of
(1) the applicable Non-PO Percentage of the amounts described in clauses (i) (e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group.

            Senior Step Down Conditions: As of any Distribution Date and Loan Group as to which any decrease in the Senior Prepayment Percentage for such Loan Group applies, (i) the outstanding principal balance of all Mortgage Loans in such Loan Group (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates of such Group is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Loan Group as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance for the related Group set forth below:

                                             Percentage of
                                         Original Subordinate
      Distribution Date Occurring         Certificate Balance
---------------------------------------  ----------------------
June 2010 through May 2011                        30%
June 2011 through May 2012                        35%
June 2012 through May 2013                        40%
June 2013 through May 2014                        45%
June 2014 and thereafter                          50%

            Servicer: Bank of America or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer Custodial Account Reinvestment Income: For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Servicer Custodial Account.

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Compensation: With respect to each Distribution Date, the sum of (i) the aggregate Servicing Fee for such Distribution Date subject to reduction as provided in Section 3.17, (ii) any Ancillary Income, (iii) Excess Proceeds for the preceding month and (iv) the Servicer Custodial Account Reinvestment Income for such Distribution Date.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.250% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

               Distribution Date Occurring In        Shift Percentage
          ---------------------------------------   -------------------
          June 2005 through May 2010                           0%
          June 2010 through May 2011                          30%
          June 2011 through May 2012                          40%
          June 2012 through May 2013                          60%
          June 2013 through May 2014                          80%
          June 2014 and thereafter                           100%

            Similar Law: As defined in Section 6.02(e).

            Special Retail Certificates: The Class 1-A-10 Certificates.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class 30-B and Class 15-B
Certificates.

            Subordinate Percentage: As of any Distribution Date and Loan Group, 100% minus the Senior Percentage for such Loan Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date and Loan Group, an amount equal to the sum of (i) the Subordinate Percentage for such Loan Group of the applicable Non-PO Percentage of the amounts described in clauses (i) (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group and (ii) the Subordinate Prepayment Percentage of (1) the applicable Non-PO Percentage of the amounts described in clauses (i) (e) and (f) and (2) the amount described in clause (ii) of the definition of "Non-PO Principal Amount" for such Distribution Date and Loan Group.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in this Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Telerate page 3750: As defined in Section 5.09.

            Total Covered Amount: As defined in the Mortgage Loan Purchase Agreement.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies, any other Required Insurance Policy, the right to receive any BPP Mortgage Loan Payment, the Reserve Fund, the Policy Payment Account, the rights of the Trustee under the Policy, amounts in the Rounding Accounts and the right to receive amounts, if any, payable on behalf of any Mortgagor from the Buy-Down Account relating to any Buy-Down Mortgage Loan. The Buy-Down Account shall not be part of the Trust Estate.

            Trustee: Wells Fargo Bank, N.A., and any successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans in the Related Loan Group immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0035% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. The Class 1-A-L1 Interest, Class 1-A-L6 Interest, Class 1-A-L10 Interest, Class 1-A-L17 Interest, Class 1-A-L21 Interest, Class 1-A-LUR Interest, Class 30-LIO Interest, Class 30-LPO Interest, Class 15-LPO Interest, Class 2-A-L1 Interest, Class 15-LIO Interest, Class 30-B-L1 Interest, Class 30-B-L2 Interest, Class 30-B-L3 Interest, Class 30-B-L4 Interest, Class 30-B-L5 Interest, Class 30-B-L6 Interest, Class 15-B-L1 Interest, Class 15-B-L2 Interest, Class 15-B-L3 Interest, Class 15-B-L4 Interest, Class 15-B-L5 Interest and Class 15-B-L6 Interest are the regular interests in the Lower-Tier REMIC.

            Underwriting Guidelines: The underwriting guidelines of Bank of America.

            Upper-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-18 Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-20 Certificates, (c) 1% of all Voting Rights shall be allocated to the Holders of the Class 1-A-26 Certificates, (d) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, (e) 1% of all Voting Rights shall be allocated to the Holders of the Class 30-IO Certificates, (f) 1% of all Voting Rights shall be allocated to the Holders of the Class 15-IO Certificates and (g) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            For so long as no Assured Guaranty Default has occurred and is continuing, Assured Guaranty shall be entitled to exercise on behalf of the Holders of the Class 1-A-10 Certificates the Voting Rights of such Class unless Assured Guaranty has consented in writing to the exercise of such Voting Rights by such Holders.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. In addition, the Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, the Depositor's rights to receive any BPP Mortgage Loan Payment. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership Act, effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act, effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act, effective January 1, 2005.

            (b) In connection with such transfer and assignment, the Depositor shall deliver or cause to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the holders of the Banc of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2005-5, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wells Fargo Bank, N.A., as trustee for the holders of the Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a title search showing no lien (other than standard exceptions of the type described in Section 2.04
      (viii)) on the Mortgaged Property senior to the lien of the Mortgage or
      (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. Set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause the Custodian to deliver to the Depositor, the Trustee, Assured Guaranty and the Servicer a certification in the form of Exhibit M hereto (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession, and shall deliver to the Depositor, the Trustee, Assured Guaranty and the Servicer a certification in the form of Exhibit N hereto (the "Final Certification") to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b).

            If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer, Assured Guaranty and the Depositor, or shall cause the Custodian to promptly so notify the Servicer, Assured Guaranty and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Servicer Custodial Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the Trustee shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan and shall not be deemed to have certified that the content of such title search or opinion of counsel is sufficient to meet the requirements of Section 2.01(b)(v).

            Section 2.03 Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally or creditors of national banks and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) (A) the Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, (B) a title search has been done showing no lien (other than the exceptions contained in (viii)(A) and (B) above) on the related Mortgaged Property senior to the lien of the Mortgage or (C) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insurance policy (x) the Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and (y) no claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xvii) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 10 to 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) Other than any Borrowers Protection Plan(R) addendum to the Mortgage Note of a BPP Mortgage Loan, the Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) Each appraisal of the related Mortgaged Property, is in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no more than 0.16% and 0.50% (by Cut-off Date Principal Balance) of the Group 1 and Group 2 Mortgage Loans, respectively, are Buy-Down Mortgage Loans.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Primary Insurance Policy to which any Mortgage Loan is subject will be issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been as delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            (xl) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.

            (xli) No Mortgage Loan (other than a Mortgage Loan that is a New Jersey covered purchase loan originated on or after November 27, 2003 through July 6, 2004) is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current S&P's LEVELS(R) Glossary which is now Version 5.6(b), Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by any of the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. In addition to the foregoing, if a breach of the representation set forth in clause (vi) or
(xli) of this Section 2.04 occurs as a result of a violation of an applicable predatory or abusive lending law, the Depositor shall reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"). The Repurchase Price of any repurchase described in this paragraph, the Substitution Adjustment Amount, if any, and any Reimbursement Amount shall be deposited in the Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Senior Certificates (other than the Class 1-A-R Certificate) and the Classes of Class 30-B and Class 15-B Certificates as "regular interests" and the Class R-U Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Class 1-A-L1 Interest, Class 1-A-L6 Interest, Class 1-A-L10 Interest, Class 1-A-L17 Interest, Class 1-A-L21 Interest, Class 1-A-LUR Interest, Class 30-LIO Interest, Class 30-LPO Interest, Class 2-A-L1 Interest, Class 15-LIO Interest, Class 15-LPO Interest, Class 30-B-L1 Interest, Class 30-B-L2 Interest, Class 30-B-L3 Interest, Class 30-B-L4 Interest, Class 30-B-L5 Interest, Class 30-B-L6 Interest, Class 15-B-L1 Interest, Class 15-B-L2 Interest, Class 15-B-L3 Interest, Class 15-B-L4 Interest, Class 15-B-L5 Interest and Class 15-B-L6 Interest as classes of "regular interests" and the Class R-L Interest as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is June 25, 2035.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims; Collections of BPP Mortgage Loan Payments. (a) With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA or FHLMC, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            (b) The Servicer shall take all actions necessary to collect, on behalf of the Trust, any BPP Mortgage Loan Payments required to be made to the Trust pursuant to the Mortgage Loan Purchase Agreement.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section
3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 7.02 and 8.05. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of such predecessor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Servicer (or the Trust if the predecessor Servicer is unable to fulfill its obligations hereunder) for all Servicing Transfer Costs.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; and Certificate Account. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a), and other than any Excess Proceeds and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices, all Substitution Adjustment Amounts and all Reimbursement Amounts, to the extent received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any Compensating Interest;

            (viii) any Recoveries;

            (ix) any Buy-Down Funds required to be deposited pursuant to Section 3.24; and

            (x) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others; provided, however, that such commingling of funds shall not be permitted at any time during which Fitch's senior long-term unsecured debt rating of Bank of America is below "A". Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this
Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account, which shall be deemed to consist of three sub-accounts. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer, in the case of the Servicer Custodial Account, or the Trustee, in the case of the Certificate Account, in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Servicer Custodial Account Reinvestment Income shall be for the benefit of the Servicer as part of its Servicing Compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall designate the Upper-Tier Certificate Sub-Account as a sub-account of the Certificate Account. On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Trustee shall, from funds available on deposit in the Certificate Account, be deemed to deposit into the Upper-Tier Certificate Sub-Account, the Lower-Tier Distribution Amount.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "Bank of America, N.A., in trust for registered holders of Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account and Certificate Account. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the Servicing Compensation to which it is entitled pursuant to Section 3.17;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) (including amounts received in respect of BPP Mortgage Loan Payments for such Mortgage Loan) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii) being limited to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02, 2.04 or 3.14(b), all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall be deemed to withdraw funds from the applicable Certificate Account sub-accounts to deposit the Lower-Tier Distribution Amount into the Upper-Tier Certificate Sub-Account and for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account and any other amounts (other than the Trustee Fee) due it under this Agreement for the related Distribution Date;

            (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 10.01.

            (c) On each Distribution Date, funds on deposit in the Certificate Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates and the Class 1-A-R Certificate in respect of the Class R-U Interest as provided in Sections 5.01 and 5.02. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements. (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional Servicing Compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO Property. (a) Subject to Section 3.21, the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class 30-B Certificates, a Class of Class 15-B Certificates or a holder of a class of securities representing interests in the Class 30-B Certificates or Class 15-B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates or Uncertificated Lower-Tier Interests are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject either REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Interest Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional Servicing Compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a) in the Depositor's judgment, the default is not likely to be cured by the Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date; provided, however, that the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans in a Loan Group shall be reduced (but not below zero) by an amount equal to the Compensating Interest for such Loan Group.

            Any additional Servicing Compensation shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 3.18 Annual Statement as to Compliance. Commencing in the calendar year following the date of this Agreement, the Servicer shall deliver to the Trustee and each Rating Agency on or before the 10th day (or if not a Business Day, the immediately preceding Business Day) preceding the latest day in each year on which an annual report on Form 10-K may be timely filed with the Securities and Exchange Commission (without regard to any extension), an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements. Commencing in the calendar year following the date of this Agreement, the Servicer shall, at its own expense, on or before the 10th day (or if not a Business Day, the immediately preceding Business Day) preceding the latest day in each year on which an annual report on Form 10-K may be timely filed with the Securities and Exchange Commission (without regard to any extension), cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution with respect to a Loan Group in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan;

            (ii) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (iii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iv) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in the case of clauses (ii) through (iv) above, (A) such Mortgage Loan is 90 days or more past due or (B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of either of the Upper-Tier REMIC or the Lower-Tier REMIC. Notwithstanding the foregoing, no Opinion of Counsel need be delivered if the purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a partial Principal Prepayment; provided that the Mortgage Loan is fully amortized by its original maturity date. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) [Reserved]

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional Servicing Compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") (or other comparable form) and Annual Reports on Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign (other than any Form 10-K) and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Trust. The Servicer shall sign any Form 10-K.

            (b) Each Monthly Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the monthly statement to Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution Date Statement") for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission) commencing in the calendar year following the date of this Agreement, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.18 and the accountant's report described under Section 3.19, in each case, to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the "Certification"), which shall be signed by a senior officer of the Servicer in charge of the servicing function. The Servicer shall deliver the Certification to the Trustee three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Trustee, the Depositor and the Servicer shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.22, to be conducted or allocated in a different manner.

            (c) Prior to the latest date on which the Form 10-K may be timely filed each year, the Trustee shall sign and deliver to the Servicer a certification (in the form attached hereto as Exhibit P) for the benefit of the Servicer and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). In addition, the Trustee shall indemnify and hold harmless the Servicer and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Trustee pursuant to this Section 3.22(c), any breach of the Trustee's obligations under this Section 3.22(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer and its officers, directors and affiliates, then the Trustee agrees that it shall contribute to the amount paid or payable by the Servicer, its officers, directors or affiliates as a result of the losses, claims, damages or liabilities of the Servicer, its officers, directors or affiliates in such proportion as is appropriate to reflect the relative fault of the Servicer and its officers, directors and affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this
Section 3.22(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledges and agrees that the Depositor and the Trustee are relying on the Servicer's performance of its obligations under Sections 3.18 and 3.19 in order to perform their respective obligations under this Section 3.22.

            (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K or 10-K. On or prior to January 30, 2006, unless otherwise requested by the Depositor, the Trustee shall prepare, execute and file with the Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 8-K and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a) through (d) of this Section.

            Section 3.23 Maintenance of the Rounding Account; Collections Thereunder On or prior to the Closing Date, the Trustee shall establish an account (the "Rounding Account") with respect to the Class 1-A-10 Certificates, and Banc of America Securities LLC shall deposit $999.99 into such Rounding Account. The Trustee shall maintain such account to provide, if needed, the Rounding Amount (defined below) on any Distribution Date.

            If, on any Distribution Date, the Trustee determines that amounts are available out of the Pool Distribution Amount for Loan Group 1 (after giving effect to the repayment of any funds withdrawn from the Rounding Account on prior Distribution Dates which have not been repaid) or out of payments on the Policy for distributions of principal on the Class 1-A-10 Certificates, and the aggregate amount allocable to such distributions of principal is not an amount equal to an integral multiple of $1,000, the Trustee shall withdraw from the Rounding Account an amount which, when added to the amount allocable to such distributions of principal, would be an integral multiple of $1,000 (the "Rounding Amount"). On each Distribution Date prior to the date on which Assured Guaranty fails to pay an Insured Amount in respect of principal of the Class 1-A-10 Certificates with respect to which the Trustee determines that amounts are available out of the Pool Distribution Amount for Loan Group 1 for distributions of principal on the Class 1-A-10 Certificates, the aggregate amount allocable to such Certificates will be applied first to repay any funds withdrawn from the Rounding Account on prior Distribution Dates which have not been repaid.

            Any amounts withdrawn by the Trustee from the Rounding Account shall be deposited in the Certificate Account for distribution to the Holders of the Class 1-A-10 Certificates as described in the preceding paragraph.

            On or promptly after the date on which Assured Guaranty fails to pay an Insured Amount in respect of principal on the Class 1-A-10 Certificates or the Class Certificate Balance thereof is reduced to zero, the Trustee shall remit to Banc of America Securities LLC any amounts remaining in the Rounding Account.

            Amounts on deposit in the Rounding Account shall not be invested.

            The Rounding Account established hereunder, to the extent that it constitutes a "reserve fund" for purposes of the REMIC Provisions, shall be an "outside reserve fund" as defined in Section 1.860G-2(h) of the Treasury Regulations, and in that regard (A) the Rounding Account shall be an outside reserve fund and not an asset of either of the Upper-Tier REMIC or Lower-Tier REMIC, (B) the Rounding Account shall be owned for federal tax purposes by Banc of America Securities LLC and Banc of America Securities LLC shall report all amounts of income, deduction, gain or loss accruing therefrom, and (C) amounts transferred by the Lower-Tier REMIC to the Rounding Account shall be treated for all federal tax purposes as distributed by the Lower-Tier REMIC to Banc of America Securities LLC.

            Section 3.24 Buy-Down Account; Application of Buy-Down Funds. In addition to the Servicer Custodial Account, if any of the Mortgage Loans are Buy-Down Mortgage Loans, the Servicer shall establish and maintain a Buy-Down Account, which is not part of the Trust Estate, and shall deposit therein all Buy-Down Funds not later than the Business Day following the day of receipt and posting by the Servicer. The Servicer shall keep and maintain a separate account for each Buy-Down Mortgage Loan for the purpose of accounting for deposits to and withdrawals from the Buy-Down Account. The Servicer shall invest the funds in the Buy-Down Account in investments which are Permitted Investments. All income and gain realized from any such investment, to the extent not required by the applicable Buy-Down Agreements to be applied to pay interest on the related Buy-Down Mortgage Loans, shall be for the benefit of the Servicer. The amount of any losses incurred in respect of such investments shall be deposited in the Buy-Down Account by the Servicer out of its own funds immediately as realized.

            With respect to each Buy-Down Mortgage Loan, on the Business Day next following receipt of the Mortgagor's required monthly payment under the related Buy-Down Agreement, the Servicer shall withdraw from the Buy-Down Account and deposit in immediately available funds in the Servicer Custodial Account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the related Mortgage Note.

            Upon termination of a Buy-Down Agreement, no further Buy-Down Funds relating thereto shall be deposited into the Servicer Custodial Account, and the Servicer may withdraw the related Buy-Down Funds which remain in the Buy-Down Account and distribute such funds as provided by such Buy-Down Agreement.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate. Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute or be deemed to distribute, as applicable, out of the Certificate Account or the Upper-Tier Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution)
(a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate, by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02; provided, however, that distributions of principal to the Special Retail Certificates shall be made as described in Section 5.10.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amount payable to the Trustee pursuant to Section 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the Business Day following the related Determination Date, and shall apply such funds (or be deemed to apply such funds, as applicable), first to the payment to itself of the amount payable with respect to such Loan Group pursuant to Section 3.11(b)(i) and then to distributions in respect of the Uncertificated Lower-Tier Interests as specified in this Section 5.02(a) and the Class 1-A-R Certificate in respect of the Class R-L Interest. Distributions shall be made on the Certificates and to Assured Guaranty in the following order of priority and to the extent of such funds, paying Group 1 and Assured Guaranty solely from the Pool Distribution Amount for Loan Group 1 and paying Group 2 solely from the Pool Distribution Amount for Loan Group 2, in the following order of priority and to the extent of such funds:

            (i) in the case of Group 1, to Assured Guaranty, to pay the Premium Distribution Amount;

            (ii) to each Class of interest-bearing Senior Certificates of such Group, pro rata, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount, that would have been distributed in the absence of such shortfall;

            (iii) concurrently (a) to the Senior Certificates of such Group (other than the Class 30-PO or Class 15-PO Certificates) and (b) in the case of Group 1, the Class 30-PO Certificates and, in the case of Group 2, the Class 15-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Senior Certificates of such Group (other than the Class 30-PO or Class 15-PO Certificates), in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) in the case of a Group 1, to the Class 30-PO Certificates and, in the case of Group 2, to the Class 15-PO Certificates in an aggregate amount up to the PO Principal Amount for such Group;

            (iv) in the case of a Group 1, to the Class 30-PO Certificates and, in the case of Group 2, to the Class 15-PO Certificates, any PO Deferred Amount (after giving effect to the distribution to the Class 30-PO and Class 15-PO Certificates of the PO Recovery for the Related Loan Group), up to the Subordinate Principal Distribution Amount for the Related Loan Group for such Distribution Date from amounts otherwise distributable first to the Class 30-B-6 Certificates or Class 15-B-6 Certificates, as the case may be, pursuant to clause (v)(L) below, second to the Class 30-B-5 Certificates or Class 15-B-5 Certificates, as the case may be, pursuant to clause (v)(J) below, third to the Class 30-B-4 Certificates or Class 15-B-4 Certificates, as the case may be, pursuant to clause (v)(H) below, fourth to the Class 30-B-3 Certificates or Class 15-B-3 Certificates, as the case may be, pursuant to clause (v)(F) below, fifth to the Class 30-B-2 Certificates or Class 15-B-2 Certificates, as the case may be, pursuant to clause (v)(D) below and finally to the Class 30-B-1 Certificates or Class 15-B-1 Certificates, as the case may be, pursuant to clause (v)(B) below;

            (v) to each Class of Class 30-B Certificates or Class 15-B Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class 30-B-1 Certificates or Class 15-B-1
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class 30-B-1 Certificates or Class 15-B-1
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class 30-PO or Class 15-PO Certificates pursuant to clause (iv) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class 30-B-2 Certificates or Class 15-B-2
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class 30-B-2 Certificates or Class 15-B-2
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class 30-PO or Class 15-PO Certificates pursuant to clause (iv) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class 30-B-3 Certificates or Class 15-B-3
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class 30-B-3 Certificates or Class 15-B-3
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class 30-PO or Class 15-PO Certificates pursuant to clause (iv) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class 30-B-4 Certificates or Class 15-B-4
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class 30-B-4 Certificates or Class 15-B-4
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class 30-PO or Class 15-PO Certificates pursuant to clause (iv) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class 30-B-5 Certificates or Class 15-B-5
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class 30-B-5 Certificates or Class 15-B-5
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class 30-PO or Class 15-PO Certificates pursuant to clause (iv) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class 30-B-6 Certificates or Class 15-B-6
            Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class 30-B-6 Certificates or Class 15-B-6
            Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the PO Deferred Amounts of the Class 30-PO or Class 15-PO Certificates pursuant to clause (iv) above until the Class Certificate Balance thereof has been reduced to zero;

            (vi) to Assured Guaranty, any remaining Pool Distribution Amount for Loan Group 1, up to the aggregate amount of previously unreimbursed Insured Payments; and

            (vii) to the Holder of the Class 1-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Sub-Account and any remaining Pool Distribution Amounts.

            Assured Guaranty will not be entitled to any distribution with respect to the amount payable pursuant to clause (ii) of the definition of "Premium Distribution Amount" after the Class Certificate Balance of the Class 1-A-10 Certificates has been reduced to zero.

            No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" after its Class Certificate Balance or Notional Amount has been reduced to zero.

            For any Group and on any Distribution Date, amounts distributed in respect of the PO Deferred Amounts (including the distribution of the PO Recoveries) will not reduce the Class Certificate Balance of the Class 30-PO or Class 15-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount" and second with respect to the amount payable pursuant to clause (ii) of such definition.

            On each Distribution Date, the Trustee shall distribute any Reimbursement Amount sequentially to the Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group. To the extent any such loss allocated to the Class 1-A-10 Certificates was paid by Assured Guaranty under the Policy, any portion of the Reimbursement Amount payable to the Class 1-A-10 Certificates shall instead be paid to Assured Guaranty.

            On each Distribution Date, the Trustee shall distribute any PO Recovery for Loan Group 1 to the Holders of the Class 30-PO Certificates. On each Distribution Date, the Trustee shall distribute any PO Recovery for Loan Group 2 to the Holders of the Class 15-PO Certificates.

            On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class 30-LIO Interest and Class 15-LIO Interest) shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class 30-LPO Interest and Class 15-LPO Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance or notional amount of each Uncertificated Lower-Tier Interest equals the aggregate of the Class Certificate Balances or Notional Amounts of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance or notional amount of each Uncertificated Lower-Tier Interest equals the aggregate of the Initial Class Certificate Balances or Initial Notional Amounts of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class 1-A-L1 Interest, Class 1-A-L10 Interest, Class 1-A-L21 Interest and Class 1-A-LUR Interest shall be 5.500% per annum. The pass-through rate with respect to the Class 1-A-L6 Interest shall be 5.250%. The pass-through rate with respect to the Class 1-A-L17 Interest shall be 7.500%. The pass-through rate with respect to the Class 2-A-L1 Interest shall be 5.000% per annum. The pass-through rate with respect to the Class 30-LIO Interest shall be a per annum rate equal to the Pass-Through Rate of the Class 30-IO Certificates. The pass-through rate with respect to the Class 15-LIO Interest shall be a per annum rate equal to the Pass-Through Rate of the Class 15-IO Certificates. The pass-through rate with respect to the Class 30-B-L1 Interest, Class 30-B-L2 Interest, Class 30-B-L3 Interest, Class 30-B-L4 Interest, Class 30-B-L5 Interest and Class 30-B-L6 Interest shall be 5.500% per annum. The pass-through rate with respect to the Class 15-B-L1 Interest, Class 15-B-L2 Interest, Class 15-B-L3 Interest, Class 15-B-L4 Interest, Class 15-B-L5 Interest and Class 15-B-L6 Interest shall be 5.000% per annum.

            The Class 30-LPO Interest and the Class 15-LPO Interest are principal-only interests and are not entitled to distributions of interest.

            (b) (i) With respect to the Group 1 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 1, the amount distributable to the Group 1 Senior Certificates pursuant to Section 5.02(a)(iii) for such Distribution Date, will be distributed, sequentially, as follows:

            first, to the Class 1-A-R Certificate, until its Class Certificate Balance has been reduced to zero;

            second, concurrently, as follows:

            (a) 31.126657536%, sequentially, as follows:

            (i) up to the Scheduled Principal Amount for such Distribution Date, sequentially, as follows:

            (A) sequentially, up to the PAC Principal Amount, to the Class 1-A-7, Class 1-A-21, Class 1-A-22, Class 1-A-23 and Class 1-A-24 Certificates, in that order, until their Class Certificate Balances have been reduced to zero;

            (B) to the Class 1-A-25 Certificates, until their Class Certificate Balance has been reduced to zero;

            (C) sequentially, to the Class 1-A-7, Class 1-A-21, Class 1-A-22, Class 1-A-23 and Class 1-A-24 Certificates, in that order, until their Class Certificate Balances have been reduced to zero;

            (ii) sequentially, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their Class Certificate Balances have been reduced to zero;

            (iii) to the Class 1-A-7, Class 1-A-21, Class 1-A-22, Class 1-A-23, Class 1-A-24 and Class 1-A-25 Certificates, as described above in (a)(i), but without regard to the Scheduled Principal Amount, until their Class Certificate Balances have been reduced to zero;

            (b) 68.873342464%, sequentially, as follows:

            (i) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, up to the Priority Amount for such Distribution Date, until their Class Certificate Balances have been reduced to zero;

            (ii) for each Distribution Date on or after the Distribution Date in June 2008, $16,649 to the Class 1-A-10 Certificates until the Class Certificate Balances of the Class 1-A-6, Class 1-A-8, Class 1-A-9, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-16, Class 1-A-17 and Class 1-A-19 Certificates have been reduced to zero;

            (iii) concurrently, until the Class Certificate Balances of the Class 1-A-8, Class 1-A-11, Class 1-A-12 and Class 1-A-16 Certificates have been reduced to zero, as follows:

            (A) 54.7215739323%, concurrently, to the Class 1-A-8, Class 1-A-11, Class 1-A-12 and Class 1-A-16 Certificates, pro rata;

            (B) 15.6660869845% to the Class 1-A-6 Certificates;

            (C) 23.839103532% to the Class 1-A-9 Certificates;

            (D) 5.7732355512% to the Class 1-A-17 Certificates;

            (iv) concurrently, until the Class Certificate Balance of the Class 1-A-6 Certificates has been reduced to zero;

            (A) 55.5566606689% to the Class 1-A-19 Certificates;

            (B) 15.6660869845% to the Class 1-A-6 Certificates;

            (C) 23.839103532% to the Class 1-A-9 Certificates;

            (D) 4.9381488146% to the Class 1-A-17 Certificates;

            (v) concurrently, until the Class Certificate Balance of the Class 1-A-9 Certificates has been reduced to zero, as follows:

            (A) 23.839103532% to the Class 1-A-9 Certificates, until their Class Certificate Balance has been reduced to zero;

            (B) 2.9798879415% to the Class 1-A-17 Certificates, until their Class Certificate Balance has been reduced to zero;

             (C) 73.1810085264%, sequentially, to the Class 1-A-19 and Class 1-A-13 Certificates, in that order;

            (vi) sequentially, to the Class 1-A-13 and Class 1-A-10 Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

            (vii) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

                  (ii) With respect to the Group 2 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 2, the amount distributable to the Group 2 Senior Certificates pursuant to Section 5.02(a)(iii) for such Distribution Date, will be distributed to the Class 2-A-1 Certificates until their Class Certificate Balance has been reduced to zero.

            On each Distribution Date on or after the applicable Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Senior Certificates of the Related Group (other than the Class 30-PO or 15-PO Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            The Class 1-A-18, Class 1-A-20, Class 1-A-26, Class 30-IO and Class 15-IO Certificates are Interest-Only Certificates and are not entitled to distributions in respect of principal.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Senior Certificates and Subordinate Certificates of a Group for such Distribution Date shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls for the Related Loan Group, (B) on and after the Senior Credit Support Depletion Date for such Group, any other Realized Loss on the Mortgage Loans in the Related Loan Group allocable to interest and (C) Relief Act Reductions incurred on the Mortgage Loans in the Related Loan Group during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(v), if with respect to any Class of Subordinate Certificates of a Group on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates of such Group which have a higher numerical Class designation than such Class, divided by (ii) the Pool Stated Principal Balance (Non-PO Portion) of the Related Loan Group immediately prior to such Distribution Date (for each Group, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of Subordinate Certificates of such Group junior to such Class (for each Group, the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes of such Group will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. If the aggregate Class Certificate Balances of the Subordinate Certificates of such Group that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Restricted Classes of such Group in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates of such Group then outstanding with the lowest numerical Class designation).

            Section 5.03 Allocation of Losses. (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Trustee shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate Balances of the designated Classes pursuant to the operation of Section 5.03(b).

            (b) The Class Certificate Balance of the Class 30-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class 30-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for Loan Group 1 for such Distribution Date. The Class Certificate Balance of the Class 15-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class 15-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for Loan Group 2 for such Distribution Date.

            The Class Certificate Balance of the Class 30-B Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Group 1 Senior Certificates (but not the Class 30-PO Certificates) and Class 30-B Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of the PO Deferred Amounts on such Distribution Date) equals the Adjusted Pool Amount (Non-PO Portion) for Loan Group 1 for such Distribution Date.

            The Class Certificate Balance of the Class of Class 15-B Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Group 2 Senior Certificates (but not the Class 15-PO Certificates) and Class 15-B Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of the PO Deferred Amounts on such Distribution Date) equals the Adjusted Pool Amount (Non-PO Portion) for Loan Group 2 for such Distribution Date.

            After the applicable Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates of each Group (other than the Class 30-PO Certificates in the case of Group 1 and the Class 15-PO Certificates in the case of Group 2) in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Group (other than the Class 30-PO Certificates in the case of Group 1 and the Class 15-PO Certificates in the case of Group 2) (after giving effect to the amount to be distributed as a distribution of principal on such Distribution
Date) equals the Adjusted Pool Amount (Non-PO Portion) for the Related Loan Group for such Distribution Date.

            Any such reduction or increase shall be allocated among the Senior Certificates of such Group (other than the Class 30-PO Certificates in the case of Group 1 and the Class 15-PO Certificates in the case of Group 2), based on the Class Certificate Balances immediately prior to such Distribution Date until the Class Certificate Balances thereof have been reduced to zero.

            (c) Any reduction or increase in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) The calculation of the amount to be distributed as principal to any Class of Subordinate Certificates with respect to a Distribution Date (the "Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Subordinate Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates of a Group is greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Subordinate Certificates then outstanding of such Group (beginning with the Class of Subordinate Certificates of such Group then outstanding with the lowest numerical designation) until the respective Class Certificate Balance of each such Class is reduced to zero and then to the Senior Certificates of such Group, pro rata, on the basis of their respective Class Certificate Balances.

            (e) After the Senior Credit Support Depletion Date for Group 1, on any Distribution Date on which the Class 1-A-12 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-12 Certificates will be reduced by the Class 1-A-12 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 1-A-11 Certificates will not be reduced by the Class 1-A-12 Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date in which the Class 1-A-11 Loss Amount exceeds the Class Certificate Balance of the Class 1-A-12 Certificates prior to any reduction for the Class 1-A-12 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 1-A-11 Certificates. After the Senior Credit Support Depletion Date for Group 1, on any Distribution Date on which the Class 1-A-15 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-15 Certificates will be reduced by the Class 1-A-15 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 1-A-14 Certificates will not be reduced by the Class 1-A-15 Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date in which the Class 1-A-14 Loss Amount exceeds the Class Certificate Balance of the Class 1-A-15 Certificates prior to any reduction for the Class 1-A-15 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 1-A-14 Certificates.

            Any increase in the Class Certificate Balances allocated to the Class 1-A-11 and Class 1-14 Certificates pursuant to Section 5.03(b) will instead increase the Class Certificate Balances of the Class 1-A-12 and Class 1-A-15 Certificates, respectively.

            (f) Notwithstanding any other provision of this Section 5.03, no Class Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates (excluding in the case of any Class of Class B Certificates any principal otherwise payable to such Class of Class B Certificates but used to pay any PO Deferred Amount).

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            Section 5.04 Statements to Certificateholders. (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to
Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) for each Loan Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) for each Loan Group, the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution, and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

            (vi) for each Loan Group, the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to each Loan Group and such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) for each Group, the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

            (xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group, any PO Deferred Amounts for such Distribution Date;

            (xv) the Class 1-A-18 Notional Amount, the Class 1-A-20 Notional Amount, the Class 1-A-26 Notional Amount, the Class 30-IO Notional Amount and the Class 15-IO Notional Amount;

            (xvi) for each Loan Group, the amount of total Recoveries, the PO Recovery and the Non-PO Recovery;

            (xvii) (a) the Deficiency Amount, if any, for such Distribution Date and (b) amounts, if any, in respect of the Deficiency Amount paid under the Policy;

            (xviii) the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal, if any, for such Distribution Date; and

            (xix) the Rounding Amount, if any, for such Distribution Date and the amount applied to repay such Rounding Amount withdrawn on the prior Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificate, shall make available to Assured Guaranty, each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i) and
(ii) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Assured Guaranty, Certificateholders, and other parties to this Agreement via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2005, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class 1-A-R Certificate is hereby designated as the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMIC. By its acceptance of the Class 1-A-R Certificate such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs and avoid the imposition of tax on either REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificate and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to either REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of either REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            (f) Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs
(b), (c) and (d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either REMIC created hereunder and will not disqualify either REMIC created hereunder; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

            Section 5.09 Determination of LIBOR. On each Rate Determination Date for a Class of LIBOR Certificates, the Trustee shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Moneyline Telerate Service.

            If on any Rate Determination Date for a Class of LIBOR Certificates, the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date for such Class of LIBOR Certificates or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date for a Class of LIBOR Certificates, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous Rate Determination Date for such Class of LIBOR Certificates, or, in the case of the first Rate Determination Date for which the Trustee is required to determine LIBOR, 3.09%.

            (a) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (301) 815-6600 and make a request therefor.

            Section 5.10 Principal Distributions on the Special Retail Certificates. Prior to the date on which Assured Guaranty fails to pay an Insured Amount under the Policy in respect of principal with respect to the Class 1-A-10 Certificates, distributions in reduction of the Class Certificate Balance of the Class 1-A-10 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of Class 1-A-10 Certificates and at the request of Living Holders of Class 1-A-10 Certificates or by mandatory distributions, pursuant to Section 5.10(a) and
Section 5.10(d). On or after the date on which Assured Guaranty fails to pay an Insured Amount under the Policy in respect of principal with respect to the Class 1-A-10 Certificates, distributions in reduction of the Class Certificate Balance of the Class 1-A-10 Certificates will be made on a pro rata basis pursuant to Section 5.10(e).

            (a) Except as set forth in Section 5.10(e), on each Distribution Date on which principal distributions to the Class 1-A-10 Certificates are made, such distributions will be made in the following priority:

            (i) first, to requesting Deceased Holders of such Class, in the order in which such requests are received by the Depository, but not exceeding an aggregate amount of $100,000 for each requesting Deceased Holder; and

            (ii) second, to requesting Living Holders of such Class, in the order in which such requests are received by the Depository, but not exceeding an aggregate amount of $10,000 for each requesting Living Holder.

            Thereafter, distributions will be made to the Class 1-A-10 Certificates as provided in clauses (i) and (ii) above, up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated until all requests for principal distributions by Deceased Holders and Living Holders of such Class have been honored, to the extent of amounts available for principal distributions to the Holders of such Class.

            All requests for principal distributions to Class 1-A-10 Certificates will be accepted in accordance with the provisions set forth in
Section 5.10(c). Requests for principal distributions that are received by the Depository after the related Record Date and requests for principal distributions received in a timely manner but not accepted with respect to any Distribution Date, will be treated as requests for principal distributions to the Class 1-A-10 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 5.10(c). Such requests that are not withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Certificate Owner of the Class 1-A-10 Certificate, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of beneficial ownership of any Class 1-A-10 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee on or before the Record Date for such Distribution Date of notification of such withdrawal in the manner set forth in Section 5.10(c) on the Depository's "participant terminal system."

            Distributions in reduction of the Class Certificate Balance of the Class 1-A-10 Certificates will be applied in an amount equal to the portion of the Senior Principal Distribution Amount for Group 1 allocable to such Class pursuant to Section 5.02, plus any Insured Amounts in respect of principal, plus any amounts available for distribution from the Rounding Account established as provided in Section 3.23, provided that, subject to 5.09(e), the aggregate distribution of principal to such Class on any Distribution Date shall be made in an integral multiple of $1,000.

            To the extent that the portion of the Senior Principal Distribution Amount for Group 1 allocable to the Class 1-A-10 Certificates on any Distribution Date exceeds the aggregate Certificate Balance of Certificates of such Class with respect to which principal distribution requests have been received, principal distributions in reduction of the Class Certificate Balance of the Class 1-A-10 Certificates will be made by mandatory distribution pursuant to Section 5.10(d).

            (b) A Class 1-A-10 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 5.10 if the death of the Certificate Owner thereof is deemed to have occurred. Class 1-A-10 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Certificate Owner. Class 1-A-10 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Certificate Owners of a number of Class 1-A-10 Certificates greater than the number of Class 1-A-10 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Certificate Owner of the Class 1-A-10 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of an individual who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Class 1-A-10 Certificate will be deemed to be the death of the Certificate Owner of such Class 1-A-10 Certificate regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the Depository Participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Class 1-A-10 Certificate and the right to receive the proceeds therefrom, as well as interest and principal distributions, as applicable, payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any deceased Certificate Owner. The Trustee may rely entirely upon documentation delivered to it pursuant to Section 5.10(c) in establishing the eligibility of any Certificate Owner to receive the priority accorded Deceased Holders in Section 5.10(a).

            (c) Requests for principal distributions to the Certificate Owner of any Class 1-A-10 Certificate must be made by delivering a written request therefor to the Depository Participant or Indirect Depository Participant that maintains the account evidencing such Certificate Owner's interest in such Certificate. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Depository Participant under separate cover. The Depository Participant should in turn make the request of the Depository (or, in the case of an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant of such request, which Depository Participant should make the request on the Depository's participant terminal system). The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Depositor, the Servicer or the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Depository, a Depository Participant or any Indirect Depository Participant.

            Subject to the priorities described in Section 5.10(a) above, the Depository will honor requests for distributions in the order of their receipt. The Depository shall determine which requests should be honored on each Distribution Date and the Trustee shall notify the Depository as to the portion of the applicable Senior Principal Distribution Amount (together with any amounts available for distribution from the Rounding Account) to be distributed to the Class 1-A-10 Certificates by mandatory distribution pursuant to Section 5.10(d). Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this
Section 5.10. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations will be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters will be final and binding on all affected Persons.

            Class 1-A-10 Certificates that have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the calendar month preceding the month in which such Distribution Date occurs.

            Any Certificate Owner of a Class 1-A-10 Certificate that has requested a principal distribution may withdraw its request by so notifying in writing the Depository Participant or Indirect Depository Participant that maintains such Certificate Owner's account. If such account is maintained by an Indirect Depository Participant, such Indirect Depository Participant must notify the related Depository Participant which in turn must make the request of the Depository or on the Depository's participant terminal system. If such notice of withdrawal of a request for distribution has not been received by the Depository on or before the Record Date for the next Distribution Date, the previously made request for a principal distribution will be irrevocable with respect to the making of principal distributions on such Distribution Date.

            If any requests for principal distributions are rejected by the Depository for failure to comply with the requirements of this Section 5.10, the Depository shall return such request to the appropriate Depository Participant with an explanation as to the reason for such rejection.

            (d) If principal distributions to be made to the Class 1-A-10 Certificates on a Distribution Date exceed the aggregate amount of principal distribution requests for such Class which have been received on or before the applicable Record Date, as provided in Section 5.10(a) above, additional Class 1-A-10 Certificates will be selected to receive mandatory principal distributions in lots equal to $1,000 in accordance with the then-applicable random lot procedures of the Depository, and the then-applicable procedures of the Depository Participants and Indirect Depository Participants representing the Certificate Owners (which procedures may or may not be by random lot). The Trustee shall notify the Depository of the aggregate amount of the mandatory principal distribution to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among the Depository Participants on a random lot basis. Each Depository Participant and, in turn, each Indirect Depository Participant will then select, in accordance with its own procedures, Class 1-A-10 Certificates from among those held in its accounts to receive mandatory principal distributions, such that the total amount of principal distributed to the Class 1-A-10 Certificates so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Indirect Depository Participant by its related Depository Participant, as the case may be. Depository Participants and Indirect Depository Participants that hold Class 1-A-10 Certificates selected for mandatory principal distributions are required to provide notice of such mandatory distributions to the affected Certificate Owners.

            (e) Notwithstanding any provisions herein to the contrary, on each Distribution Date if Assured Guaranty fails to pay an Insured Amount under the Policy in respect of principal with respect to the Class 1-A-10 Certificates, distributions in reduction of the Class Certificate Balance of the Class 1-A-10 Certificates will be made pro rata among the Certificate Owners of such Class and will not be made in integral multiples of $1,000 or pursuant to requests for distribution as permitted by Section 5.10(a) or by mandatory distributions as provided for by Section 5.10(d).

            (f) In the event that the pro rata distributions described in
Section 5.10(e) cannot be made through the facilities of the Depository, the Class 1-A-10 Certificates will be withdrawn by the Trustee at the direction of the Depositor from the facilities of the Depository and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to
Section 6.02(c)(iii). An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balance of the Class 1-A-10 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class 1-A-10 Certificates, with the provisions of this Section 5.10.

            Section 5.11 Reserve Fund.

            (a) A separate Reserve Fund shall be established on the Closing Date for the Class 1-A-10 Certificates. The Reserve Fund shall be maintained by the Trustee in accordance with this Section 5.11. At the time the Reserve Fund is established, the Depositor shall cause to be deposited into the Reserve Fund the amount of $10,000.

            With respect to each Distribution Date, the applicable Reserve Withdrawal shall be withdrawn by the Trustee from the amount on deposit in the Reserve Fund in accordance with this Section 5.11 and distributed on such Distribution Date to the Holders of the Class 1-A-10 Certificates based on the amount of Non-Supported Interest Shortfall allocated to the Class 1-A-10 Certificates. Any amount distributed to the Class 1-A-10 Certificates shall be for such Distribution Date allocated among such Certificates, pro rata, based upon Percentage Interest.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class Certificate Balance of the Class 1-A-10 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Banc of America Securities LLC at the address provided by it to the Trustee.

            (b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Banc of America Securities LLC, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of either REMIC. Any amount distributed or returned to the Reserve Fund from the Lower-Tier REMIC shall be treated as distributed or returned to Banc of America Securities LLC as beneficial owner of the Reserve Fund. Funds on deposit in the Reserve Fund shall remain uninvested.

            Section 5.12 Policy Matters.

            (a) If on the third Business Day before any Distribution Date the Trustee determines that there will be a Deficiency Amount for such Distribution Date, the Trustee shall determine the amount of such Deficiency Amount and shall give notice to Assured Guaranty by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such third Business Day.

            (b) At the time of the execution and delivery of this Agreement, the Trustee shall establish a separate special purpose trust account in the name of the Trustee for the benefit of Holders of the Class 1-A-10 Certificates referred to herein as the "Policy Payment Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amounts paid under the Policy into the Policy Payment Account and distribute such amounts only for purposes of payment to Holders of the Class 1-A-10 Certificates of the Insured Amount for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trustee or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trustee to Holders of the Class 1-A-10 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates are made under Section 5.02. It shall not be necessary for such payments of the Insured Amount to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class 1-A-10 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payment Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class 1-A-10 Certificates and Assured Guaranty pursuant to Section 5.04. Funds held in the Policy Payment Account shall not be invested by the Trustee.

            On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of the claim under the Policy to the extent necessary to make distributions on the Class 1-A-10 Certificates equal to the Deficiency Amount on such Distribution Date shall be withdrawn from the Policy Payment Account and applied by the Trustee to the payment in full of the Deficiency Amount. Any funds deposited into the Policy Payment Account in respect of the Class 1-A-10 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Deficiency Amount has been made to the Certificateholders shall be remitted in immediately available funds to Assured Guaranty, pursuant to the instructions of Assured Guaranty, by the end of such Business Day.

            (c) The Trustee shall keep a complete and accurate record of the Class 1-A-10 Interest Loss Amount and the Class 1-A-10 Principal Loss Amount paid from moneys received under the Policy. Assured Guaranty shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

            (d) In the event that the Trustee has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class 1-A-10 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify Assured Guaranty and shall comply with the provisions of the Policy to obtain payment by Assured Guaranty of such avoided distribution, and shall, at the time it provides notice to Assured Guaranty, notify, by mail to Holders of the Certificates that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the Policy, a copy of which shall be made available by the Trustee and the Trustee shall furnish to Assured Guaranty its records evidencing the distributions in reduction of the principal balance of and interest on the Class 1-A-10 Certificates, if any, which have been made by the Trustee and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the Policy shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trustee or any Class 1-A-10 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Assured Guaranty).

            (e) The Trustee shall promptly notify Assured Guaranty of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class 1-A-10 Certificates as to which it has actual knowledge. Each Holder of a Class 1-A-10 Certificate, by its purchase of such Certificates and the Trustee hereby agree that Assured Guaranty (so long as no Assured Guaranty Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Assured Guaranty shall be subrogated to the rights of the Trustee and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (f) The Trustee acknowledges, and each Holder of a Class 1-A-10 Certificate by its acceptance of such Certificate agrees, that without the need for any further action on the part of Assured Guaranty or the Trustee, to the extent that Assured Guaranty makes payments directly or indirectly on account of principal or interest on any Class 1-A-10 Certificate, Assured Guaranty shall be fully subrogated to all of the rights of such Certificateholders with respect to any and all amounts paid under the Policy. The Class 1-A-10 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Assured Guaranty to the extent of Assured Guaranty's interest with respect to amounts paid under the Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining Assured Guaranty's rights, as applicable, as subrogee for payments distributable pursuant to Section 5.02, any payment with respect to distributions to the Class 1-A-10 Certificates which is made with funds received pursuant to the terms of the Policy, shall not be considered payment of the Class 1-A-10 Certificates from the Trust Estate and shall not result in the distribution or the provision for the distribution in reduction of the Class Certificate Balance of the Class 1-A-10 Certificates except to the extent such payment has been reimbursed to Assured Guaranty pursuant to the terms hereof.

            (g) The Servicer shall designate an Assured Guaranty Contact Person who shall be available to Assured Guaranty to provide reasonable access to information regarding the Mortgage Loans. The initial Assured Guaranty Contact Person is Judy Lowman.

            (h) The Trustee shall surrender the Policy to Assured Guaranty for cancellation upon reduction of the Class Certificate Balance of the Class 1-A-10 Certificates to zero.

            (i) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Policy.

            (j) For so long as there is no continuing default by Assured Guaranty under its obligations under the Policy, each Holder of a Class 1-A-10 Certificate agrees that Assured Guaranty shall be entitled to exercise the voting, consent, directing and other control rights of the Holders of the Class 1-A-10 Certificates without consent of such Holders and the Holders of the Class 1-A-10 Certificates shall only exercise such rights with the prior written consent of Assured Guaranty.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-2, A-1-A-3, A-1-A-4, A-1-A-5, A-1-A-6, A-1-A-7,
A-1-A-8, A-1-A-9, A-1-A-10, A-1-A-11, A-1-A-12, A-1-A-13, A-1-A-14, A-1-A-15,
A-1-A-16, A-1-A-17, A-1-A-18, A-1-A-19, A-1-A-20, A-1-A-21, A-1-A-22, A-1-A-23,
A-1-A-24, A-1-A-25, A-1-A-26, A-1-A-R, A-30-IO, A-30-PO, A-2-A-1, A-15-IO,
A-15-PO, B-30-B-1, B-30-B-2, B-30-B-3, B-30-B-4, B-30-B-5, B-30-B-6, B-15-B-1,
B-15-B-2, B-15-B-3, B-15-B-4, B-15-B-5, B-15-B-6 and C (reverse of all
Certificates) and shall, on original issue, be executed by the Trustee and shall be authenticated and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section
2.01. The Classes of Certificates shall be available to investors in the minimum denominations of initial Certificate Balance or initial notional amount and the integral multiples in excess thereof set forth in the Preliminary Statement. The Senior Certificates (other than the Class 1-A-R Certificate) and the Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 15-B-1, Class 15-B-2 and Class 15-B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) the Depository advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same or (B) upon the occurrence of the events specified in Section 5.10(f), the Trustee shall notify all Certificate Owners in the case of (A) or the Certificate Owners of the Special Retail Certificates in the case of (B), through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to such Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in the Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in the Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in the Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in the Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in the Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in the Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in the Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in the Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of the Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of the Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of the Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in the Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, Assured Guaranty, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, Assured Guaranty, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, Assured Guaranty, the Trustee, the Certificate Registrar or any agent of the Servicer, Assured Guaranty, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                  ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or, in the case of the Servicer, pursuant to Section 7.05. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

            Section 7.05 Assignment or Delegation of Duties by the Servicer. The Servicer shall have the right to assign its rights and delegate its duties and obligations hereunder; provided, however, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer hereunder from and after the date of such agreement; and (ii) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency. In no case, however, shall any permitted assignment and delegation relieve the Servicer of any liability to the Trustee or the Depositor under this Agreement, incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20, which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case (other than the Event of Default described in clause (e) hereof), so long as an Event of Default shall not have been remedied by the Servicer, the Trustee may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Depositor), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause
(e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof (other than the Servicer's right to recovery of the aggregate Servicing Fees due prior to the date of termination and other expenses and amounts advanced pursuant to the terms of this Agreement, which rights the Servicer will retain under all circumstances) and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer and to Assured Guaranty. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders and to Assured Guaranty.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) Within 90 days after the time the Servicer receives a notice of termination pursuant to
Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing (i) the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances, (ii) the Trustee in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate.

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to Assured Guaranty and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the authentication of, the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and Fitch or
(ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any ERISA Restricted Certificate or the Residual Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii). Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent, provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Master Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below), (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Interest Rate on the unpaid principal balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) and
(iii) any Reimbursement Amount owed to the Trust pursuant to Section 2.04 or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all of the Mortgage Loans is conditioned upon (A) the aggregate Stated Principal Balance of the Mortgage Loans as of such Final Distribution Date being less than 10% of the aggregate Cut-off Date Pool Principal Balance and (B) the sum of clauses (a)(i) and (ii) of the second preceding paragraph being less than or equal to the aggregate fair market value of the Mortgage Loans (other than any Mortgage Loan as to which REO Property has been acquired) and the REO Properties; provided, however, that this clause (B) shall not apply to any purchase by the Depositor if, at the time of the purchase, the Depositor is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the second preceding paragraph will be determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this
Article X. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders and to Assured Guaranty mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph. Not less than five (5) Business Days prior to the Final Distribution Date, the Trustee shall notify the Depositor of the amount of any unpaid Reimbursement Amount owed to the Trust and the Depositor shall deposit such amount in the Certificate Account not later than the Business Day preceding the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Assured Guaranty all amounts required to be distributed pursuant to Section 5.02 hereof and to the Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the applicable PO Deferred Amount with respect to the Class 30-PO and Class 15-PO Certificates, and (II) as to the Class 1-A-R Certificate, the amounts, if any, which remain on deposit (or are deemed to remain on deposit) in the Upper-Tier Certificate Sub-Account and the Certificate Account, respectively (other than the amounts retained to meet claims) after any distributions to Assured Guaranty or pursuant to clause (I) above. An amount shall be distributed in respect of interest and principal to the Uncertificated Lower Tier Interests in the same manner as principal and interest are distributed to the Uncertificated Lower Tier Interests as provided in Section 5.02.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders of such Group to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the Depositor exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates or Uncertificated Lower-Tier Interests are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC.

            (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee and with respect to amendments affecting the rights or obligations of Assured Guaranty, with the consent of Assured Guaranty, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates or Uncertificated Lower-Tier Interests are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account (and deemed deposits into the Upper-Tier Certificate Sub-Account), provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class 30-B-1 Certificates, the Class 30-B-2 Certificates, the Class 30-B-3 Certificates, the Class 30-B-4 Certificates, the Class 30-B-5 Certificates, the Class 15-B-1 Certificates, the Class 15-B-2 Certificates, the Class 15-B-3 Certificates, the Class 15-B-4 Certificates or the Class 15-B-5 Certificates, as evidenced by a letter from each Rating Agency rating such Certificates to such effect, and (v) to reduce the percentage of the Cut-off Date Pool Principal Balance of a Loan Group at which the Depositor will have the option to purchase all the remaining Mortgage Loans of such Loan Group in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without, in the case of the Class 1-A-10 Certificates, giving effect to the guaranty provided by Assured Guaranty).

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of Assured Guaranty (only with respect to amendments affecting the rights or obligations of Assured Guaranty) and the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall
(A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel to the effect that such amendment would not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to any tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC. Notwithstanding any other provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received such Opinion of Counsel.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder, to Assured Guaranty and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of America Mortgage Securities, Inc., 201 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 475 Crosspoint Parkway, Getzville, New York 14068-9000, Attention: Servicing Manager, with a copy to:
Bank of America, N.A., 101 South Tryon Street, Charlotte, North Carolina 28255,
Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: BOAMS, Series 2005-5, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: BOAMS, Series 2005-5, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: BOAMS, Series 2005-5, (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group, (e) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group and (f) in the case of Assured Guaranty, to Assured Guaranty Corp., 1325 Avenue of the Americas, New York, New York 10019, Attention: Risk Management Department and General Counsel (in each case in which notice or other communication to Assured Guaranty refers to an Assured Guaranty Default or a claim under the Policy or with respect to which failure on the part of Assured Guaranty to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            Section 11.10 Third Party Beneficiary. For so long as no Assured Guaranty Default has occurred and is continuing, Assured Guaranty shall be a third party beneficiary to this Agreement to the extent of its rights hereunder and the rights of the Holders of the Class 1-A-10 Certificates.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                       BANC OF AMERICA MORTGAGE
                                          SECURITIES, INC.,
                                          as Depositor


                                       By:
                                          ------------------------------------
                                          Name:   Judy Lowman
                                          Title:  Vice President


                                       BANK OF AMERICA, N.A.,
                                          as Servicer


                                       By:
                                          ------------------------------------
                                          Name:   Richard G. Gibson
                                          Title:  Senior Vice President


                                       WELLS FARGO BANK, N.A.,
                                          as Trustee


                                       By:
                                          ------------------------------------
                                          Name:   Leigh Taylor
                                          Title:  Vice President

STATE OF MINNESOTA      )
                        )  ss.:
COUNTY OF HENNEPIN      )

            On the 26th day of May, 2005, before me, a notary public in and for the State of Minnesota, personally appeared Leigh Taylor, known to me who, being by me duly sworn, did depose and say that he is Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                    --------------------------------------------
                                                    Notary Public

            [SEAL]

My commission expires:


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STATE OF GEORGIA        )
                        )  ss.:
COUNTY OF FORSYTH       )

            On the 26th day of May, 2005, before me, a notary public in and for the State of Georgia, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Banc of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                    --------------------------------------------
                                                    Notary Public

            [SEAL]

My commission expires:

---------------------------------------

STATE OF NORTH CAROLINA       )
                              )  ss.:
COUNTY OF MECKLENBURG         )

            On the 26th day of May, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Richard G. Gibson, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                    --------------------------------------------
                                                    Notary Public

            [SEAL]

My commission expires:

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                                 EXHIBIT A-1-A-1

                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANC OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $26,152,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AA 4

ISIN No.:                     US05949CAA45

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-2

                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,258,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AB 2

ISIN No.:                     US05949CAB28

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-3

                    [FORM OF FACE OF CLASS 1-A-3 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,060,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AC 0

ISIN No.:                     US05949CAC01

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-4

                    [FORM OF FACE OF CLASS 1-A-4 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,154,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AD 8

ISIN No.:                     US05949CAD83

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-5

                    [FORM OF FACE OF CLASS 1-A-5 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-5

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,376,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AE 6

ISIN No.:                     US05949CAE66

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-6

                    [FORM OF FACE OF CLASS 1-A-6 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $25,000,000.00

Pass-Through Rate:            5.250%

CUSIP No.:                    05949C AF 3

ISIN No.:                     US05949CAF32

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-7

                    [FORM OF FACE OF CLASS 1-A-7 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-7

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $24,783,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AG 1

ISIN No.:                     US05949CAG15

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-8

                    [FORM OF FACE OF CLASS 1-A-8 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-8

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $60,000,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AH 9

ISIN No.:                     US05949CAH97

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-9

                    [FORM OF FACE OF CLASS 1-A-9 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-9

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-9

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $50,000,000.00

Pass-Through Rate:            5.250%

CUSIP No.:                    05949C AJ 5

ISIN No.:                     US05949CAJ53

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to each Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-10

                   [FORM OF FACE OF CLASS 1-A-10 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-10

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-10

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $16,649,000.00

Pass-Through Rate:            5.250%

CUSIP No.:                    05949C AK 2

ISIN No.:                     US05949CAK27

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the current Certificate Balance of this Certificate by the current Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Class 1-A-10 Certificates will be entitled to the benefits of a Financial Guaranty Insurance Policy issued by Assured Guaranty Corp. to the extent described in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-11

                   [FORM OF FACE OF CLASS 1-A-11 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-11

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-11

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $14,361,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AL 0

ISIN No.:                     US05949CAL00

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-12

                   [FORM OF FACE OF CLASS 1-A-12 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-12

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR GROUP 1, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-11 CERTIFICATES WILL BE BORNE BY THE CLASS 1-A-12 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-12

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $598,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AM 8

ISIN No.:                     US05949CAM82

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-13

                   [FORM OF FACE OF CLASS 1-A-13 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-13

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-13

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $21,626,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AN 6

ISIN No.:                     US05949CAN65

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-14

                   [FORM OF FACE OF CLASS 1-A-14 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-14

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-14

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $25,735,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AP 1

ISIN No.:                     US05949CAP14

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-15

                   [FORM OF FACE OF CLASS 1-A-15 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-15

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE FOR GROUP 1, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-14 CERTIFICATES WILL BE BORNE BY THE CLASS 1-A-15 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-15

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,937,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AQ 9

ISIN No.:                     US05949CAQ96

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-16

                   [FORM OF FACE OF CLASS 1-A-16 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-16

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-16

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,424,000.00

Pass-Through Rate:            5.250%

CUSIP No.:                    05949C AR 7

ISIN No.:                     US05949CAR79

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-17

                   [FORM OF FACE OF CLASS 1-A-17 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-17

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-17

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,678,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05949C AS 5

ISIN No.:                     US05949CAS52

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to the Distribution Date in June 2005 will be 3.390% per annum, and on each subsequent Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-18

                   [FORM OF FACE OF CLASS 1-A-18 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-18

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-18

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional

Amount of this Class:         $10,678,000.00

Pass-Through Rate:            Inverse Floating

CUSIP No.:                    05949C AT 3

ISIN No.:                     US05949CAT36

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 1-A-18 Certificate is not entitled to any distributions with respect to principal.

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to the Distribution Date in June 2005 will be 4.110% per annum, and on each subsequent Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-19

                   [FORM OF FACE OF CLASS 1-A-19 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-19

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-19

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate Balance of
this Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $28,507,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AU 0

ISIN No.:                     US05949CAU09

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-20

                   [FORM OF FACE OF CLASS 1-A-20 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-20

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-20

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional

Amount of this Class:         $514,605.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AV 8

ISIN No.:                     US05949CAV81

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 1-A-20 Certificate is not entitled to any distributions with respect to principal.

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-21

                   [FORM OF FACE OF CLASS 1-A-21 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-21

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-21

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,013,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C AW 6

ISIN No.:                     US05949CAW64

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-22

                   [FORM OF FACE OF CLASS 1-A-22 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-22

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-22

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $22,009,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C AX 4

ISIN No.:                     US05949CAX48

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-23

                   [FORM OF FACE OF CLASS 1-A-23 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-23

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-23

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $21,039,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AY 2

ISIN No.:                     US05949CAY21

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-24

                   [FORM OF FACE OF CLASS 1-A-24 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-24

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-24

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $639,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C AZ 9

ISIN No.:                     US05949CAZ95

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-25

                   [FORM OF FACE OF CLASS 1-A-25 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-25

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-25

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $6,514,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BA 3

ISIN No.:                     US05949CBA36

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT A-1-A-26

                   [FORM OF FACE OF CLASS 1-A-26 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-26

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 1-A-26

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional

Amount of this Class:         $2,911,090.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BB 1

ISIN No.:                     US05949CBB19

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 1-A-26 Certificate is not entitled to any distributions with respect to principal.

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-1-A-R

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BC 9

ISIN No.:                     US05949CBC91

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-30-IO

                    [FORM OF FACE OF CLASS 30-IO CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 30-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 30-IO

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional

Amount of this Class:         $4,324,061.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BD 7

ISIN No.:                     US05949CBD74

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 30-IO Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-30-PO

                    [FORM OF FACE OF CLASS 30-PO CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 30-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 30-PO

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $4,461,017.00

CUSIP No.:                    05949C BE 5

ISIN No.:                     US05949CBE57

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class 30-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-2-A-1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 2-A-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $168,697,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C BF 2

ISIN No.:                     US05949CBF23

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-15-IO

                    [FORM OF FACE OF CLASS 15-IO CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 15-IO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 15-IO

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional

Amount of this Class:         $3,037,033.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C BG 0

ISIN No.:                     US05949CBG06

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 15-IO Certificate is not entitled to any distributions with respect to principal.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                 EXHIBIT A-15-PO

                    [FORM OF FACE OF CLASS 15-PO CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 15-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                   Class 15-PO

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,214,451.00

CUSIP No.:                    05949C BH 8

ISIN No.:                     US05949CBH88

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class 15-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-30-B-1

                   [FORM OF FACE OF CLASS 30-B-1 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR CERTIFICATES AND ASSURED GUARANTY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $6,835,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BJ 4

ISIN No.:                     US05949CBJ45

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-30-B-2

                   [FORM OF FACE OF CLASS 30-B-2 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR CERTIFICATES, ASSURED GUARANTY AND THE CLASS 30-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,010,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BK 1

ISIN No.:                     US05949CBK18

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-30-B-3

                   [FORM OF FACE OF CLASS 30-B-3 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR CERTIFICATES, ASSURED GUARANTY AND THE CLASS 30-B-1 AND CLASS 30-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,206,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BL 9

ISIN No.:                     US05949CBL90

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-30-B-4

                   [FORM OF FACE OF CLASS 30-B-4 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR CERTIFICATES, ASSURED GUARANTY AND THE CLASS 30-B-1, CLASS 30-B-2 AND CLASS 30-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $804,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BQ 8

ISIN No.:                     US05949CBQ87

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sellers, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-30-B-5

                   [FORM OF FACE OF CLASS 30-B-5 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR CERTIFICATES, ASSURED GUARANTY AND THE CLASS 30-B-1, CLASS 30-B-2, CLASS 30-B-3 AND CLASS 30-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $603,000.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BR 6

ISIN No.:                     US05949CBR60

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sellers, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-30-B-6

                   [FORM OF FACE OF CLASS 30-B-6 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1 SENIOR CERTIFICATES, ASSURED GUARANTY AND THE CLASS 30-B-1, CLASS 30-B-2, CLASS 30-B-3, CLASS 30-B-4 AND CLASS 30-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 30-B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $603,648.00

Pass-Through Rate:            5.500%

CUSIP No.:                    05949C BS 4

ISIN No.:                     US05949CBS44

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sellers, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-15-B-1

                   [FORM OF FACE OF CLASS 15-B-1 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-1

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,554,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C BM 7

ISIN No.:                     US05949CBM73

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-15-B-2

                   [FORM OF FACE OF CLASS 15-B-2 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR CERTIFICATES AND THE CLASS 15-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-2

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $432,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C BN 5

ISIN No.:                     US05949CBN56

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-15-B-3

                   [FORM OF FACE OF CLASS 15-B-3 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR CERTIFICATES AND THE CLASS 15-B-1 AND CLASS 15-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-3

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $345,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C BP 0

ISIN No.:                     US05949CBP05

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-15-B-4

                   [FORM OF FACE OF CLASS 15-B-4 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR CERTIFICATES AND THE CLASS 15-B-1, CLASS 15-B-2 AND CLASS 15-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-4

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $173,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C BT 2

ISIN No.:                     US05949CBT27

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sellers, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-15-B-5

                   [FORM OF FACE OF CLASS 15-B-5 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR CERTIFICATES AND THE CLASS 15-B-1, CLASS 15-B-2, CLASS 15-B-3 AND CLASS 15-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-5

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $173,000.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C BU 9

ISIN No.:                     US05949CBU99

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sellers, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                EXHIBIT B-15-B-6

                   [FORM OF FACE OF CLASS 15-B-6 CERTIFICATE]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2 SENIOR CERTIFICATES AND THE CLASS 15-B-1, CLASS 15-B-2, CLASS 15-B-3, CLASS 15-B-4 AND CLASS 15-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2005-5
                                  Class 15-B-6

evidencing an interest in a Trust consisting primarily of two loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:                 May 1, 2005

First Distribution Date:      June 27, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $86,539.00

Pass-Through Rate:            5.000%

CUSIP No.:                    05949C BV 7

ISIN No.:                     US05949CBV72

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated May 26, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sellers, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANC OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate, by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement; provided, however, that in the case of the Class 1-A-10 Certificates, distributions of principal to which such Class is entitled will be made to the Holders of such Class as described in Section 5.10 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by
Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the aggregate Stated Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                    WELLS FARGO BANK, N.A.,
                                    as Trustee

                                    By__________________________________________
                                          Authorized Signatory





                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    WELLS FARGO BANK, N.A.,
                                    as Trustee

                                    By__________________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to
_______________________

      This information is provided by , the assignee named above, or , as its agent.

                                   EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE

                                   EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:   Wells Fargo Bank, N.A.
      1015 10th Avenue, S.E.
      Minneapolis, Minnesota 55414-0031
      Attn:  Inventory Control (BoAMS 2005-5)

      Re: The Pooling and Servicing Agreement dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one)
-------------------------------

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                       By:______________________________________
                                             (authorized signer of Bank of
                                             America, N.A.)


                                       Issuer:__________________________________
                                       Address:_________________________________
                                       _________________________________________

                                       Date:____________________________________

Custodian
Wells Fargo Bank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

__________________________________  _______________
Signature   Date

Documents returned to Custodian:


__________________________________  _______________
Custodian   Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee.

                               [_______________],

                               By: _____________________________________________
                               Name: ___________________________________________
                               Title: __________________________________________

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoAMS 2005-5

      Re: Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5, Class ___, having an initial aggregate Certificate Balance as of May 26, 2005 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoAMS 2005-5

      Re: Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5, Class ___, having an initial aggregate Certificate Balance as of May 26, 2005 of $[_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________


-------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ____________________________________________
                                    Print Name of Transferee or Adviser

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Date:_______________________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoAMS 2005-5

      Re: Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5, Class ___, having an initial aggregate Certificate Principal Balance as of May 26, 2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Sellers, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attn:  Corporate Trust Services - BoAMS 2005-5

      Re: Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5, Class ___, having an initial aggregate Certificate Principal Balance as of May 26, 2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.


                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Banc of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2005-5

STATE OF               )
                       ) ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class [1-A-R] Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated May 26, 2005, (the "Agreement"), relating to the above-referenced Series, by and among Banc of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

      9. The taxpayer identification number of the Transferee's nominee is
___________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

      13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

      14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                   *    *    *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                       Name:
                                       Title:

      Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____


                                    ____________________________________________
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                  ATTACHMENT A

                                       to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

[ ] The consideration paid to the Transferee to acquire the Residual Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

                                       OR

[ ] The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

      (v) in the event of any transfer of the Residual Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6.    Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K
                       FORM OF SPECIAL SERVICING AGREEMENT

      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor").

                              PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Banc of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Banc of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and Wells Fargo Bank, N.A., as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

              Section 1.02. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01. Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

            Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

      (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

            Section 2.03. Termination.

      (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

      Section 3.01. Amendment.

      This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

      Section 3.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 3.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 3.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

      (a) in the case of the Servicer,

              Bank of America, N.A.
              201 North Tryon Street
              Charlotte, North Carolina  28255
              Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

      (b) in the case of the Loss Mitigation Advisor,

            _______________________



      (c) in the case of the Purchaser:

            _______________________




      Section 3.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 3.06. Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

      IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          Bank of America, N.A.

                                          By:_________________________________
                                          Name:______________________________
                                          Title:________________________________


                                          Loss Mitigation Advisor
                                          ___________________

                                          By:_________________________________
                                          Name:
                                          Title:

                  PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.

                                       Purchaser

                                       By:________________________________

                                       Name:______________________________

                                       Title:_______________________________

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                     Florida

                                    Maryland

                                    EXHIBIT M

                  FORM OF INITIAL CERTIFICATION OF THE TRUSTEE

                                  May 26, 2005

Bank of America, N.A.
Secondary Marketing
201 North Tryon Street, 5th Floor
Charlotte, North Carolina  28225
NC1-022-05-10
Attn:  Jerald Jubulis

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BoAMS 2005-5

Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York  10019
Attention: Risk Management Department and General Counsel

      Re: Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5, issued pursuant to a Pooling and Servicing Agreement, dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, either (i) it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original Mortgage Note, together with a lost note affidavit.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Initial Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK,
                                      N.A.,
                                      as Trustee

                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________

                                    EXHIBIT N

                   FORM OF FINAL CERTIFICATION OF THE TRUSTEE

                              [__________ __, ____]

Bank of America, N.A.
Secondary Marketing
201 North Tryon Street, 5th Floor
Charlotte, North Carolina  28225
NC1-022-05-10
Attn:  Jerald Jubulis

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: BoAMS 2005-5

Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York  10019
Attention: Risk Management Department and General Counsel

      Re: Banc of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2005-5, issued pursuant to a Pooling and Servicing Agreement, dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Final Certification. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK, N.A.,
                                     as Trustee

                                    By: _________________________________
                                    Name: _______________________________
                                    Title: ______________________________

                                    EXHIBIT O

                      Form of Sarbanes-Oxley Certification

                    Banc of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2005-5

            I, [________], a [_____________] of Bank of America, N.A. (the
"Servicer"), certify that:

1. I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Banc of America Mortgage 2005-5 Trust (the "Trust");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, dated May 26, 2005 (the "Agreement"), among Banc of America Mortgage Securities, Inc., as depositor, Bank of America, N.A., as servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), for inclusion in these reports is included in these reports;

4. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement;

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Agreement that is included in these reports; and

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Wells Fargo Bank, N.A.

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT P

       Form of Certification to be Provided by the Trustee to the Servicer

                    Banc of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2005-5

            The Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the calendar year [___] and the Monthly Form 8-K's containing the Distribution Date Statements filed in respect of periods included in the year covered by such annual report;

      2. Based on my knowledge, the distribution information in the Distribution Date Statements contained in the Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

      3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, dated May 26, 2005, among Banc of America Mortgage Securities, Inc., as depositor, Bank of America, N.A., as servicer, and Wells Fargo Bank, N.A., as trustee, for inclusion in these reports is included in these reports.

                                       WELLS FARGO BANK, N.A.
                                         as Trustee


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Q

                                 FORM OF POLICY


[ASSURED             Assured Guaranty Corp.
GUARANTY             1325 Avenue of the Americas
LOGO]                New York, NY 10019
                     212-974-0100
                     www.assuredguaranty.com

      ____________________________________________________________________
                       Financial Guaranty Insurance Policy

Insured Obligations:  Banc of America Mortgage
Securities, Inc.                                    Policy No.:  D-2005-32
Mortgage Pass-Through Trust 2005-5 Mortgage
Pass-Through Certificates, Series 2005-5, $16,649,000
Class 1-A-10 Certificates                           Effective Date: May 26, 2005

      Assured Guaranty Corp., a Maryland insurance company ("Assured Guaranty"), in consideration of the payment of the premium and subject to the terms of this Policy (which includes each endorsement hereto), hereby unconditionally and irrevocably agrees to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

      Assured Guaranty will make payment of any amount required to be paid under this Policy following receipt of notice as described in Endorsement No. 1 hereto. Such payments of principal and interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Assured Guaranty, transferring to Assured Guaranty all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligations. Payment by Assured Guaranty to the Trustee for the benefit of the Holders shall discharge the obligation of Assured Guaranty under this Policy to the extent of such payment. Assured Guaranty shall be subrogated to the rights of each Holder to receive payments in respect of the Insured Obligations to the extent of any payment by Assured Guaranty under this Policy.

      In the event that the Trustee for the Insured Obligations has notice that any payment of principal of or interest on an Insured Obligation which has become Due for Payment and which has been made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and has been recovered from such Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Assured Guaranty to the extent of such recovery if sufficient funds are not otherwise available (in accordance with Endorsement No. 1 to this Policy).

      This Policy is non-cancelable by Assured Guaranty for any reason. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Assured Guaranty, nor against any risk other than Nonpayment, including the failure of the Trustee to remit amounts received to the Holders of Insured Obligations and any shortfalls attributable to taxes or withholding taxes, including interest and penalties in respect of such liability.

      To the fullest extent permitted by applicable law, Assured Guaranty hereby waives, in each case for the benefit of the Holders only, all rights and defenses of any kind that may be available to Assured Guaranty with respect to the obligation to pay the amounts due hereunder in full.

      This Policy (which includes each endorsement hereto) sets forth in full the undertaking of Assured Guaranty with respect to the subject matter hereof, and may not be modified, altered or affected by any other agreement or instrument, including without limitation any modification thereto or amendment thereof.

      This Policy shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

      THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the endorsement attached hereto.

      IN WITNESS WHEREOF, Assured Guaranty has caused this Policy to be affixed with its corporate seal and signed by its duly authorized officer and to become effective and binding upon Assured Guaranty by virtue of such signature.

                                                ASSURED GUARANTY CORP.

                        [SEAL]

                                                By:_____________________________
                                                Name:
                                                Title:




Form FG002 04 05

[ASSURED             Assured Guaranty Corp.
GUARANTY             1325 Avenue of the Americas
LOGO]                New York, NY 10019
                     212-974-0100
                     www.assuredguaranty.com

      ____________________________________________________________________

              Endorsement No. 1 to Financial Guaranty Insurance Policy

Attached to and forming a part of                   Effective Date: May 26, 2005
Financial Guaranty Insurance Policy No. D-2005-32
Issued To: Wells Fargo Bank, N.A., for the Holders of the Banc of America Mortgage Securities, Inc. Mortgage
Pass-Through Trust 2005-5 Mortgage Pass-Through
Certificates, Series 2005-5, $16,649,000 Class 1-A-10
Certificates

     This endorsement forms a part of the Policy referenced above. To the extent the provisions of this endorsement conflict with the provisions of the above-referenced Policy, the provisions of this endorsement shall govern.

SECTION 1.  Definitions

     For purposes of the Policy, the following terms shall have the following meanings:

        "Beneficiary" shall mean the Trustee, on behalf of and for the benefit of, the Holders of the Insured Obligations.

        "Business Day" shall mean any day other than (i) a Saturday or Sunday,
   (ii) any other day on which banking institutions in the City of New York, the State of Maryland, or the city in which the Corporate Trust Office of the Trustee are authorized or required by law, executive order or governmental decree to be closed, or (iii) a day on which the Insurer is closed.

        "Deficiency Amount" shall mean, with respect to each Distribution Date and the Insured Certificates, the sum of (i) the Class 1-A-10 Interest Loss Amount for such Distribution Date and (ii) the Class 1-A-10 Principal Loss Amount for such Distribution Date; provided, however, that "Deficiency Amount" shall not include any additional amounts owing by the Trust solely as a result of the failure by the Trustee to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by the Trust or Trustee by reason of such a default. In addition, "Deficiency Amount" does not include any Prepayment Interest Shortfalls, any Relief Act Reductions or any shortfall attributable to the liability of the Trust, any REMIC or the Trustee for taxes or withholding taxes including interest and penalties in respect of such liability.

        "Due for Payment" shall mean (i) with respect to the Class 1-A-10 Interest Loss Amount and the Class 1-A-10 Principal Loss Amount for any Distribution Date, the Distribution Date on which such amount is due and payable pursuant to the terms of the Pooling Agreement (without giving effect to any acceleration thereof), and (ii) with respect to a Preference Amount, the Business Day on which the documentation required by the Insurer has been Received by the Insurer.

        "Fiscal Agent" shall have the meaning assigned thereto in Section 4.

        "Holder" shall mean each Certificateholder who, on the applicable Distribution Date, is entitled under the terms of the Insured Obligations to payment thereunder.

        "Insolvency Proceeding" shall mean the commencement after the date hereof of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any Person, or the commencement after the date hereof of any proceedings by or against any Person for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, administrator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings relating to any Person.

        "Insured Amount" shall mean, with respect to any Distribution Date and the Insured Obligations, the sum of any Deficiency Amount and any Preference Amount for such Distribution Date.

        "Insured Obligation" shall mean the Banc of America Mortgage Securities, Inc. Mortgage Pass-Through Trust 2005-5 Mortgage Pass-Through Certificates, Series 2005-5, $16,649,000 Class 1-A-10 Certificates.

        "Insured Payment" shall mean, with respect to any Distribution Date, the aggregate amount paid by the Insurer to the Trustee in respect of (i) the Deficiency Amount for such Distribution Date and (ii) the Preference Amounts for any given Business Day relating to such Distribution Date.

        "Insurer" shall mean Assured Guaranty Corp., a Maryland insurance company, and any successor thereto, as issuer of the Policy.

        "Issuer" shall mean Banc of America Mortgage Securities, Inc. Mortgage Pass-Through Trust 2005-5.

        "Nonpayment" shall mean, with respect to any Distribution Date, an Insured Amount is Due for Payment but the funds, if any, remitted to the Trustee pursuant to the Pooling Agreement are insufficient for payment in full of such Insured Amount.

        "Notice of Claim" shall mean a notice of claim in the form of Exhibit A hereto.

        "Order" shall mean a final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the Trust, to the effect that a Holder or the Beneficiary, as applicable, is required to return or repay all or any portion of a Preference Amount.

        "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

        "Policy" shall mean Financial Guaranty Insurance Policy No. D-2005-32, together with each and every endorsement thereto.

        "Pooling Agreement" shall mean the Pooling and Servicing Agreement, dated as of May 26, 2005, among Banc of America Mortgage Securities, Inc., as depositor, Bank of America, N.A., as servicer and Wells Fargo Bank, N.A., as trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer pursuant to the amendment provisions of such agreement.

        "Preference Amount" shall mean any payment of principal or interest previously distributed by or on behalf of the Trust to a Holder of Insured Obligations, which would have been covered under the Policy as a Deficiency Amount, which has been deemed a preferential transfer and has been recovered from such Holder pursuant to the United States Bankruptcy Code in accordance with an Order.

        "Receipt" and "Received" shall mean actual delivery to the Insurer prior to 12:00 p.m., New York City time, on a Business Day; provided, however, that delivery either on a day that is not a Business Day, or after 12:00 p.m., New York City time, on a Business Day, shall be deemed to be "Received" on the next succeeding Business Day. For purposes of this definition, "actual delivery" to the Insurer shall mean (i) the delivery of the original Notice of Claim, notice or other applicable documentation to the Insurer at its address set forth in Section 7, or (ii) facsimile transmission of the original Notice of Claim, notice or other applicable documentation to the Insurer at its facsimile number set forth in Section 7. If presentation is made by facsimile transmission, the Beneficiary (i) promptly shall confirm transmission by telephone to the Insurer at its telephone number set forth in
   Section 7, and (ii) as soon as is reasonably practicable, shall deliver the original Notice of Claim, notice or other applicable documentation to the Insurer at its address set forth in Section 7. If any Notice of Claim, notice or other documentation actually delivered (or attempted to be delivered) under the Policy by the Beneficiary is not in proper form or is not properly completed, executed or delivered, or otherwise is insufficient for the purpose of making a claim hereunder, "Receipt" by the Insurer shall be deemed not to have occurred, and the Insurer promptly shall so advise the Beneficiary. In such case, the Beneficiary may submit an amended Notice of Claim, notice or other documentation, as the case may be, to the Insurer.

        "Reimbursement Amount" shall mean the amount of all Insured Payments and other payments made by the Insurer pursuant to the Policy which have not been previously repaid (without any interest on such amount).

        "Relief Act Reductions" shall mean interest shortfalls resulting from the application of the Servicemembers Relief Act, as amended, or any similar state law.

        "Term of the Policy" shall mean the period from and including the Effective Date to and including the date on which all Insured Payments have been paid; provided, however, that in the event that any amount with respect to any Insured Payment paid to the Beneficiary pursuant to the Pooling Agreement during the Term of the Policy becomes a Preference Amount, the Insurer's obligations with respect thereto shall remain in effect or shall be reinstated, as applicable, until payment in full by the Insurer pursuant to the terms hereof.

        "Trustee" shall mean Wells Fargo Bank, N.A. and its successors and, if a successor trustee is appointed pursuant to the Pooling Agreement, such successor.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Pooling Agreement unless such amendment or modification has been approved in writing by the Insurer pursuant to the amendment provisions of the Pooling Agreement.

SECTION 2. Claims

     The Beneficiary may make a claim under this Policy for the amount of any Deficiency Amount by executing and delivering, or causing to be executed and delivered, to the Insurer a Notice of Claim, with appropriate insertions. Such Notice of Claim, when so completed and delivered, shall constitute proof of a claim hereunder when Received by the Insurer.

     In the event that any amount shall be received by the Beneficiary in respect of a Deficiency Amount forming the basis of a claim specified in a Notice of Claim submitted hereunder, which amount had not been received when the Notice of Claim was prepared but which is received by the Beneficiary prior to the receipt of payment from the Insurer as contemplated by this Policy (any such amount, a "Recovery"), the Beneficiary immediately shall so notify the Insurer (which notice shall include the amount of any such Recovery). The fact that a Recovery has been received by the Beneficiary shall be deemed to be incorporated in the applicable Notice of Claim as of the date such Notice of Claim originally was prepared, without necessity of any action on the part of any Person, and the Insurer shall pay the amount of the claim specified in the Notice of Claim as herein provided, net of the Recovery.

     The Insurer will pay each Insured Amount which constitutes a Deficiency Amount to the Beneficiary no later than noon, New York City time, on the later of (i) the Distribution Date on which such Deficiency Amount becomes Due for Payment or (ii) the third Business Day following Receipt by the Insurer on a Business Day in New York, New York of a Notice of Claim as specified in the second preceding paragraph.

     The Insurer will pay each Insured Amount which constitutes a Preference Amount when due to be paid pursuant to an applicable Order, but in any event no earlier than the fourth Business Day following Receipt by the Insurer from the Beneficiary of (i) a certified copy of such Order, (ii) a certificate by or on behalf of the Beneficiary that such Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Beneficiary, irrevocably assigning to the Insurer all rights and claims of the Beneficiary against the estate of the Trust or otherwise, which rights and claims relate to or arise under or with respect to the subject Preference Amount, and (iv) a Notice of Claim appropriately completed and executed by the Beneficiary. Such payment shall be disbursed to the receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Beneficiary directly, unless the Beneficiary has previously paid the Preference Amount over to such court or receiver, conservator, administrator, debtor-in-possession, or trustee in bankruptcy, in which case the Insurer will pay the Beneficiary subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer, and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order.

     Notwithstanding the foregoing paragraph, in no event shall the Insurer be obligated to make any payment in respect of a Preference Amount prior to the date such Preference Amount is Due for Payment. In the event that the payment of any amount in respect of any Insured Amount is accelerated or must otherwise be paid by the Trust in advance of the scheduled payment date therefore, nothing in this Policy shall be deemed to require the Insurer to make any payment hereunder in respect of any such Insured Amount prior to the date such Insured Amount otherwise would have been Due for Payment without giving effect to such acceleration, unless the Insurer in its sole discretion elects to make any prior payment, in whole or in part, with respect to any such Insured Amount.

     No claim may be made hereunder except by the Beneficiary.

SECTION 3. Payments

     Payments due hereunder in respect of Insured Amounts shall be disbursed to the Beneficiary by wire transfer of immediately available funds to an account of the Beneficiary specified in the applicable Notice of Claim.

     The Insurer's obligations hereunder in respect of Insured Amounts shall be discharged to the extent that funds are transferred to the Beneficiary as provided in the Notice of Claim, whether or not such funds are properly applied by the Beneficiary.

SECTION 4. Fiscal Agent

     At any time during the Term of the Policy, the Insurer may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Beneficiary, specifying the name and notice address of such Fiscal Agent. From and after the date of receipt of such notice by the Beneficiary, copies of all notices and documents required to be delivered to the Insurer pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to the Insurer. All payments required to be made by the Insurer under this Policy may be made directly by the Insurer or by the Fiscal Agent on behalf of the Insurer. The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Beneficiary for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

SECTION 5. Subrogation

     The Insurer shall be subrogated to the rights of each Holder to receive distributions in respect of the Insured Obligations to the extent of any payment by the Insurer hereunder. Any payment made by or on behalf of the Trust to, and any amounts received under the Pooling Agreement for the benefit of, the Holders in respect of any Insured Payment forming the basis of a claim hereunder (which claim shall have been paid by the Insurer) shall be received and held in trust for the benefit of the Insurer and shall be paid over to the Insurer in accordance with the Pooling Agreement. The Beneficiary and each Holder shall cooperate in all reasonable respects, and at the expense of the Insurer, with any request by the Insurer for action to preserve or enforce the Insurer's rights and remedies in respect of the Trust under the Insured Obligations, any related security arrangements or otherwise, including without limitation any request to (i) institute or participate in any suit, action or other proceeding,
(ii) enforce any judgment obtained and collect from the Trust or the Beneficiary any amounts adjudged due or (iii) transfer to the Insurer, via absolute legal assignment, the Beneficiary's or such Holder's rights in respect of any Reimbursement Amount which may form the basis of a claim hereunder.

SECTION 6. Assignment

     This Policy may not be assigned by the Beneficiary without the prior written consent of the Insurer.

SECTION 7. Notices

     All notices, presentations, transmissions, deliveries and communications made by the Beneficiary to the Insurer with respect to this Policy shall specifically refer to the number of this Policy, shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

      if to the Insurer:

            Assured Guaranty Corp.
            1325 Avenue of the Americas
            New York, New York   10019
            Attention:   Risk Management
            Telephone: (212) 974-0100
            Telecopier: (212) 581-3268

            With a copy to the General Counsel at the above address and telecopier number.

      if to the Beneficiary:

            Wells Fargo Bank, N.A.
            P.O. Box 98
            Columbia, Maryland 21046
            Attention: BOAMS, Series 2005-5

            and for overnight delivery purposes,

            Wells Fargo Bank, N.A.
            9062 Old Annapolis Road
            Columbia, Maryland 21045-1951
            Attention: BOAMS, Series 2005-5

     The Insurer or the Beneficiary may designate an additional or different address, or telephone or telecopier number, by prior written notice. Each notice, presentation, delivery and communication to the Insurer shall be effective only upon Receipt by the Insurer.

SECTION 8. Premiums

     The Beneficiary shall pay or cause to be paid to the Insurer in accordance with the Pooling Agreement the premium payable to the Insurer in respect of this Policy.

SECTION 9. Termination

     This Policy and the obligations of the Insurer hereunder shall terminate upon the expiration of the Term of the Policy.

SECTION 10. No Waiver

     No waiver of any rights or powers of the Insurer or the Beneficiary, or any consent by either of them, shall be valid unless in writing and signed by an authorized officer or agent of the Insurer or Beneficiary, as applicable. The waiver of any right by the Insurer or the Beneficiary, or the failure promptly to exercise any such right, shall not be construed as a waiver of any other right to exercise the same at any time thereafter.

SECTION 10. Submission to Jurisdiction

      The Insurer hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court which hears appeals from any such court, in any action, suit or proceeding brought against it in connection with its obligations under this Policy, or for recognition or enforcement of any judgment with respect thereto, and the Insurer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such United States federal court. The Insurer agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, or in any other manner provided by applicable law. To the extent permitted by applicable law, the Insurer hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim (i) that it is not personally subject to the jurisdiction of such courts, (ii) that the suit, action or proceeding is brought in an inconvenient forum, (iii) that the venue of the suit, action or proceeding is improper or (iv) that the subject matter thereof may not be litigated in or by such courts.

      IN WITNESS WHEREOF, Assured Guaranty has caused this Endorsement to the Policy to be signed by its duly authorized officer to become effective and binding upon Assured Guaranty by virtue of such signature.

                                                ASSURED GUARANTY CORP.

                                                By:_____________________________
                                                Name:
                                                Title:

                                                               EXHIBIT A



         NOTICE OF NONPAYMENT AND DEMAND FOR PAYMENT OF INSURED AMOUNTS


                                          [Insert Date]

Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York   10019
Attention:  General Counsel

    Reference is made to Financial Guaranty Insurance Policy No. D-2005-32 (the "Policy") issued by Assured Guaranty Corp. (the "Insurer"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Policy and the Pooling and Servicing Agreement, dated as of May 26, 2005, among Banc of America Mortgage Securities, Inc., as depositor, Bank of America, N.A., as servicer and Wells Fargo Bank, N.A., as trustee (the "Pooling Agreement"), as the case may be, unless the context otherwise requires.

    The undersigned, a duly authorized officer of the Indenture Trustee, hereby certifies to the Insurer that:

        (i) The Trustee is the Trustee under the Pooling Agreement for the Holders.

        (ii) The relevant Distribution Date is [insert applicable payment date].

        (iii) The amount due under clause (i) of the definition of Deficiency Amount for such Distribution Date is $__________.

        (iv) The amount due under clause (ii) of the definition of Deficiency Amount for such Distribution Date is $__________.

        (v) The sum of the amounts listed in paragraphs (iii) and (iv) above is $__________ (the "Deficiency Amount").

        (vi) The amount of previously distributed payments in respect of an Insured Obligation that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to an Insolvency Proceeding in accordance with a final nonappealable order of a court having competent jurisdiction is $[insert applicable amount] (the "Preference Amount").

        (vii) The total Insured Amount due is $__________, which amount equals the sum of the Deficiency Amount and the Preference Amount.

        (viii) The Trustee is making a claim under the Policy for the Insured Amount.

        (ix) The Beneficiary agrees that, following payment by the Insurer made with respect to the Insured Amount, which is the subject of this Notice of Claim, it (a) will cause such amounts to be applied directly to the payment of the applicable Insured Payment; (b) will insure that such funds are not applied for any other purpose; and (c) will cause an accurate record of such payment to be maintained with respect to the appropriate Insured Payment(s), the corresponding claim on the Policy, and the proceeds of such claim.

        Payment should be made by wire transfer to the following account:

        [Insert Name of Trustee]
        ABA No.:        [________]
        Account No:     [________]
        Reference:      Trust Administration - [_______]

      Upon payment of the applicable Deficiency Amount(s), the Insurer shall be subrogated to the rights of the Beneficiary with respect to such payment, to the extent set forth on the face page to the Policy and Section 5 of Endorsement No. 1 thereto.

      This Notice of Claim may be revoked at any time by written notice of such revocation by the Beneficiary to the Insurer.

      ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Notice of Claim as of the __ day of _________ of 20__.


                                          [Insert Name of Trustee],
                                            as Trustee

                                          By:  ______________________________
                                          Name:
                                          Title:

                                    EXHIBIT R

                           PRINCIPAL BALANCE SCHEDULES

Payment Date                    Scheduled Group               Pac Group
------------                    ---------------               ---------
Initial Balance                 $84,997,000.00            $78,483,000.00
June 27, 2005                   $84,818,074.87            $78,304,074.87
July 25, 2005                   $84,612,772.53            $78,098,772.53
August 25, 2005                 $84,381,188.71            $77,867,188.71
September 25, 2005              $84,123,404.97            $77,609,404.97
October 25, 2005                $83,839,519.79            $77,325,519.79
November 25, 2005               $83,529,648.58            $77,015,648.58
December 25, 2005               $83,193,923.60            $76,679,923.61
January 25, 2006                $82,832,493.91            $76,318,493.92
February 25, 2006               $82,445,525.28            $75,931,525.29
March 25, 2006                  $82,033,200.08            $75,519,200.09
April 25, 2006                  $81,595,717.16            $75,081,717.17
May 25, 2006                    $81,133,291.73            $74,619,291.74
June 25, 2006                   $80,646,155.17            $74,132,155.18
July 25, 2006                   $80,134,554.90            $73,620,554.91
August 25, 2006                 $79,598,754.12            $73,084,754.14
September 25, 2006              $79,039,031.68            $72,525,031.70
October 25, 2006                $78,455,681.78            $71,941,681.80
November 25, 2006               $77,849,013.78            $71,335,013.80
December 25, 2006               $77,219,351.91            $70,705,351.93
January 25, 2007                $76,567,034.99            $70,053,035.01
February 25, 2007               $75,892,416.16            $69,378,416.18
March 25, 2007                  $75,195,862.54            $68,681,862.57
April 25, 2007                  $74,477,754.93            $67,963,754.96
May 25, 2007                    $73,738,487.45            $67,224,487.48
June 25, 2007                   $72,978,467.20            $66,464,467.23
July 25, 2007                   $72,198,113.89            $65,684,113.92
August 25, 2007                 $71,397,859.43            $64,883,859.46
September 25, 2007              $70,578,147.58            $64,064,147.61
October 25, 2007                $69,739,433.50            $63,225,433.53
November 25, 2007               $68,905,470.21            $62,391,470.24
December 25, 2007               $68,077,194.44            $61,563,194.48
January 25, 2008                $67,254,569.23            $60,740,569.27
February 25, 2008               $66,437,557.81            $59,923,557.85
March 25, 2008                  $65,626,123.67            $59,112,123.72
April 25, 2008                  $64,820,230.56            $58,306,230.61
May 25, 2008                    $64,019,842.43            $57,505,842.48
June 25, 2008                   $63,224,923.50            $56,710,923.55
July 25, 2008                   $62,435,438.18            $55,921,438.24
August 25, 2008                 $61,651,351.16            $55,137,351.22
September 25, 2008              $60,872,627.33            $54,358,627.39
October 25, 2008                $60,099,231.83            $53,585,231.89
November 25, 2008               $59,331,130.00            $52,817,130.06
December 25, 2008               $58,568,287.43            $52,054,287.49
January 25, 2009                $57,810,669.92            $51,296,669.99
February 25, 2009               $57,058,243.52            $50,544,243.59
March 25, 2009                  $56,310,974.46            $49,796,974.53
April 25, 2009                  $55,568,829.23            $49,054,829.30
May 25, 2009                    $54,831,774.51            $48,317,774.59
June 25, 2009                   $54,099,777.22            $47,585,777.30
July 25, 2009                   $53,372,804.48            $46,858,804.56
August 25, 2009                 $52,650,823.63            $46,136,823.71
September 25, 2009              $51,933,802.23            $45,419,802.31
October 25, 2009                $51,221,708.04            $44,707,708.12
November 25, 2009               $50,514,509.04            $44,000,509.12
December 25, 2009               $49,812,173.42            $43,298,173.50
January 25, 2010                $49,114,669.58            $42,600,669.65
February 25, 2010               $48,421,966.10            $41,907,966.18
March 25, 2010                  $47,734,031.81            $41,220,031.89
April 25, 2010                  $47,050,835.71            $40,536,835.78
May 25, 2010                    $46,372,347.01            $39,858,347.09
June 25, 2010                   $45,705,277.74            $39,191,277.81
July 25, 2010                   $45,042,820.94            $38,528,821.01
August 25, 2010                 $44,384,946.36            $37,870,946.44
September 25, 2010              $43,731,623.96            $37,217,624.04
October 25, 2010                $43,082,823.88            $36,568,823.96
November 25, 2010               $42,438,516.45            $35,924,516.53
December 25, 2010               $41,798,672.21            $35,284,672.29
January 25, 2011                $41,163,261.87            $34,649,261.95
February 25, 2011               $40,532,256.36            $34,018,256.43
March 25, 2011                  $39,905,626.76            $33,391,626.84
April 25, 2011                  $39,283,344.38            $32,769,344.46
May 25, 2011                    $38,665,380.69            $32,151,380.77
June 25, 2011                   $38,053,861.17            $31,539,861.24
July 25, 2011                   $37,446,586.89            $30,932,586.97
August 25, 2011                 $36,843,529.94            $30,329,530.01
September 25, 2011              $36,244,662.54            $29,730,662.62
October 25, 2011                $35,649,957.13            $29,135,957.21
November 25, 2011               $35,059,386.31            $28,545,386.39
December 25, 2011               $34,472,922.87            $27,958,922.95
January 25, 2012                $33,890,539.76            $27,376,539.84
February 25, 2012               $33,312,210.12            $26,798,210.20
March 25, 2012                  $32,737,907.27            $26,223,907.34
April 25, 2012                  $32,167,604.68            $25,653,604.75
May 25, 2012                    $31,601,276.01            $25,087,276.09
June 25, 2012                   $31,042,984.71            $24,533,075.12
July 25, 2012                   $30,488,573.94            $23,990,641.49
August 25, 2012                 $29,938,018.04            $23,459,732.13
September 25, 2012              $29,391,291.53            $22,940,108.86
October 25, 2012                $28,848,369.06            $22,431,538.35
November 25, 2012               $28,309,225.49            $21,933,792.02
December 25, 2012               $27,775,126.94            $21,446,645.90
January 25, 2013                $27,250,637.24            $20,969,880.59
February 25, 2013               $26,735,588.91            $20,503,281.13
March 25, 2013                  $26,229,817.34            $20,046,636.93
April 25, 2013                  $25,733,160.73            $19,599,741.70
May 25, 2013                    $25,245,460.03            $19,162,393.30
June 25, 2013                   $24,774,830.71            $18,743,744.22
July 25, 2013                   $24,312,625.37            $18,333,959.24
August 25, 2013                 $23,858,697.16            $17,932,854.80
September 25, 2013              $23,412,901.76            $17,540,251.04
October 25, 2013                $22,975,097.28            $17,155,971.81
November 25, 2013               $22,545,144.29            $16,779,844.52
December 25, 2013               $22,122,905.75            $16,411,700.13
January 25, 2014                $21,708,246.95            $16,051,373.01
February 25, 2014               $21,301,035.52            $15,698,700.94
March 25, 2014                  $20,901,141.32            $15,353,525.01
April 25, 2014                  $20,508,436.48            $15,015,689.55
May 25, 2014                    $20,122,795.30            $14,685,042.06
June 25, 2014                   $19,750,983.30            $14,368,992.66
July 25, 2014                   $19,385,757.79            $14,059,539.29
August 25, 2014                 $19,027,005.03            $13,756,547.03
September 25, 2014              $18,674,613.22            $13,459,883.68
October 25, 2014                $18,328,472.44            $13,169,419.72
November 25, 2014               $17,988,474.67            $12,885,028.22
December 25, 2014               $17,654,513.70            $12,606,584.84
January 25, 2015                $17,326,485.14            $12,333,967.73
February 25, 2015               $17,004,286.37            $12,067,057.51
March 25, 2015                  $16,687,816.52            $11,805,737.21
April 25, 2015                  $16,376,976.42            $11,549,892.22
May 25, 2015                    $16,071,668.60            $11,299,410.24
June 25, 2015                   $15,771,797.26            $11,054,181.27
July 25, 2015                   $15,477,268.22            $10,814,097.50
August 25, 2015                 $15,187,988.88            $10,579,053.30
September 25, 2015              $14,903,868.26            $10,348,945.21
October 25, 2015                $14,624,816.89            $10,123,671.84
November 25, 2015               $14,350,746.86             $9,903,133.84
December 25, 2015               $14,081,571.72             $9,687,233.89
January 25, 2016                $13,817,206.53             $9,475,876.63
February 25, 2016               $13,557,567.78             $9,268,968.64
March 25, 2016                  $13,302,573.37             $9,066,418.39
April 25, 2016                  $13,052,142.63             $8,868,136.19
May 25, 2016                    $12,806,196.23             $8,674,034.18
June 25, 2016                   $12,564,656.24             $8,484,026.28
July 25, 2016                   $12,327,446.01             $8,298,028.16
August 25, 2016                 $12,094,490.24             $8,115,957.19
September 25, 2016              $11,865,714.88             $7,937,732.40
October 25, 2016                $11,641,047.17             $7,763,274.51
November 25, 2016               $11,420,415.59             $7,592,505.80
December 25, 2016               $11,203,749.82             $7,425,350.14
January 25, 2017                $10,990,980.76             $7,261,732.97
February 25, 2017               $10,782,040.50             $7,101,581.22
March 25, 2017                  $10,576,862.26             $6,944,823.30
April 25, 2017                  $10,375,380.43             $6,791,389.09
May 25, 2017                    $10,177,530.51             $6,641,209.88
June 25, 2017                   $9,983,249.10              $6,494,218.38
July 25, 2017                   $9,792,473.90              $6,350,348.64
August 25, 2017                 $9,605,143.66              $6,209,536.06
September 25, 2017              $9,421,198.18              $6,071,717.37
October 25, 2017                $9,240,578.29              $5,936,830.56
November 25, 2017               $9,063,225.85              $5,804,814.90
December 25, 2017               $8,889,083.70              $5,675,610.89
January 25, 2018                $8,718,095.66              $5,549,160.24
February 25, 2018               $8,550,206.51              $5,425,405.86
March 25, 2018                  $8,385,361.98              $5,304,291.80
April 25, 2018                  $8,223,508.75              $5,185,763.27
May 25, 2018                    $8,064,594.38              $5,069,766.59
June 25, 2018                   $7,908,567.34              $4,956,249.16
July 25, 2018                   $7,755,377.01              $4,845,159.48
August 25, 2018                 $7,604,973.60              $4,736,447.07
September 25, 2018              $7,457,308.20              $4,630,062.51
October 25, 2018                $7,312,332.73              $4,525,957.36
November 25, 2018               $7,169,999.94              $4,424,084.19
December 25, 2018               $7,030,263.39              $4,324,396.54
January 25, 2019                $6,893,077.44              $4,226,848.87
February 25, 2019               $6,758,397.22              $4,131,396.60
March 25, 2019                  $6,626,178.66              $4,037,996.05
April 25, 2019                  $6,496,378.42              $3,946,604.43
May 25, 2019                    $6,368,953.92              $3,857,179.83
June 25, 2019                   $6,243,863.31              $3,769,681.19
July 25, 2019                   $6,121,065.45              $3,684,068.30
August 25, 2019                 $6,000,519.93              $3,600,301.78
September 25, 2019              $5,882,187.01              $3,518,343.02
October 25, 2019                $5,766,027.66              $3,438,154.24
November 25, 2019               $5,652,003.51              $3,359,698.41
December 25, 2019               $5,540,076.84              $3,282,939.27
January 25, 2020                $5,430,210.59              $3,207,841.30
February 25, 2020               $5,322,368.35              $3,134,369.71
March 25, 2020                  $5,216,514.32              $3,062,490.41
April 25, 2020                  $5,112,613.32              $2,992,170.03
May 25, 2020                    $5,010,630.80              $2,923,375.88
June 25, 2020                   $4,910,532.78              $2,856,075.92
July 25, 2020                   $4,812,285.86              $2,790,238.79
August 25, 2020                 $4,715,857.26              $2,725,833.77
September 25, 2020              $4,621,214.71              $2,662,830.77
October 25, 2020                $4,528,326.55              $2,601,200.31
November 25, 2020               $4,437,161.62              $2,540,913.52
December 25, 2020               $4,347,689.34              $2,481,942.14
January 25, 2021                $4,259,879.63              $2,424,258.46
February 25, 2021               $4,173,702.95              $2,367,835.37
March 25, 2021                  $4,089,130.25              $2,312,646.30
April 25, 2021                  $4,006,133.00              $2,258,665.24
May 25, 2021                    $3,924,683.16              $2,205,866.69
June 25, 2021                   $3,844,753.18              $2,154,225.71
July 25, 2021                   $3,766,315.97              $2,103,717.85
August 25, 2021                 $3,689,344.92              $2,054,319.18
September 25, 2021              $3,613,813.90              $2,006,006.24
October 25, 2021                $3,539,697.20              $1,958,756.08
November 25, 2021               $3,466,969.57              $1,912,546.21
December 25, 2021               $3,395,606.21              $1,867,354.60
January 25, 2022                $3,325,582.73              $1,823,159.69
February 25, 2022               $3,256,875.19              $1,779,940.35
March 25, 2022                  $3,189,460.03              $1,737,675.90
April 25, 2022                  $3,123,314.13              $1,696,346.07
May 25, 2022                    $3,058,414.75              $1,655,931.04
June 25, 2022                   $2,994,739.57              $1,616,411.36
July 25, 2022                   $2,932,266.64              $1,577,768.01
August 25, 2022                 $2,870,974.38              $1,539,982.36
September 25, 2022              $2,810,841.63              $1,503,036.15
October 25, 2022                $2,751,847.54              $1,466,911.53
November 25, 2022               $2,693,971.67              $1,431,590.98
December 25, 2022               $2,637,193.92              $1,397,057.38
January 25, 2023                $2,581,494.53              $1,363,293.94
February 25, 2023               $2,526,854.10              $1,330,284.22
March 25, 2023                  $2,473,253.55              $1,298,012.14
April 25, 2023                  $2,420,674.17              $1,266,461.95
May 25, 2023                    $2,369,097.52              $1,235,618.19
June 25, 2023                   $2,318,505.54              $1,205,465.78
July 25, 2023                   $2,268,880.44              $1,175,989.91
August 25, 2023                 $2,220,204.77              $1,147,176.09
September 25, 2023              $2,172,461.36              $1,119,010.14
October 25, 2023                $2,125,633.37              $1,091,478.17
November 25, 2023               $2,079,704.24              $1,064,566.56
December 25, 2023               $2,034,657.68              $1,038,262.02
January 25, 2024                $1,990,477.72              $1,012,551.49
February 25, 2024               $1,947,148.64               $987,422.20
March 25, 2024                  $1,904,655.03               $962,861.65
April 25, 2024                  $1,862,981.70               $938,857.60
May 25, 2024                    $1,822,113.77               $915,398.06
June 25, 2024                   $1,782,036.61               $892,471.30
July 25, 2024                   $1,742,735.84               $870,065.82
August 25, 2024                 $1,704,197.32               $848,170.37
September 25, 2024              $1,666,407.19               $826,773.95
October 25, 2024                $1,629,351.80               $805,865.75
November 25, 2024               $1,593,017.77               $785,435.22
December 25, 2024               $1,557,391.94               $765,472.03
January 25, 2025                $1,522,461.37               $745,966.05
February 25, 2025               $1,488,213.37               $726,907.38
March 25, 2025                  $1,454,635.46               $708,286.30
April 25, 2025                  $1,421,715.39               $690,093.32
May 25, 2025                    $1,389,441.11               $672,319.14
June 25, 2025                   $1,357,800.79               $654,954.66
July 25, 2025                   $1,326,782.81               $637,990.97
August 25, 2025                 $1,296,375.76               $621,419.33
September 25, 2025              $1,266,568.41               $605,231.21
October 25, 2025                $1,237,349.77               $589,418.24
November 25, 2025               $1,208,709.00               $573,972.24
December 25, 2025               $1,180,635.47               $558,885.20
January 25, 2026                $1,153,118.73               $544,149.26
February 25, 2026               $1,126,148.54               $529,756.75
March 25, 2026                  $1,099,714.82               $515,700.15
April 25, 2026                  $1,073,807.65               $501,972.10
May 25, 2026                    $1,048,417.33               $488,565.40
June 25, 2026                   $1,023,534.30               $475,472.99
July 25, 2026                    $999,149.17                $462,687.97
August 25, 2026                  $975,252.73                $450,203.59
September 25, 2026               $951,835.94                $438,013.23
October 25, 2026                 $928,889.89                $426,110.41
November 25, 2026                $906,405.85                $414,488.80
December 25, 2026                $884,375.25                $403,142.20
January 25, 2027                 $862,789.66                $392,064.53
February 25, 2027                $841,640.79                $381,249.86
March 25, 2027                   $820,920.53                $370,692.36
April 25, 2027                   $800,620.88                $360,386.34
May 25, 2027                     $780,734.01                $350,326.23
June 25, 2027                    $761,252.21                $340,506.58
July 25, 2027                    $742,167.91                $330,922.04
August 25, 2027                  $723,473.68                $321,567.40
September 25, 2027               $705,162.23                $312,437.54
October 25, 2027                 $687,226.39                $303,527.46
November 25, 2027                $669,659.11                $294,832.26
December 25, 2027                $652,453.49                $286,347.15
January 25, 2028                 $635,602.72                $278,067.43
February 25, 2028                $619,100.15                $269,988.52
March 25, 2028                   $602,939.21                $262,105.92
April 25, 2028                   $587,113.49                $254,415.24
May 25, 2028                     $571,616.66                $246,912.17
June 25, 2028                    $556,442.51                $239,592.51
July 25, 2028                    $541,584.95                $232,452.13
August 25, 2028                  $527,038.01                $225,487.01
September 25, 2028               $512,795.79                $218,693.19
October 25, 2028                 $498,852.54                $212,066.82
November 25, 2028                $485,202.58                $205,604.11
December 25, 2028                $471,840.34                $199,301.38
January 25, 2029                 $458,760.37                $193,155.01
February 25, 2029                $445,957.30                $187,161.45
March 25, 2029                   $433,425.85                $181,317.24
April 25, 2029                   $421,160.85                $175,618.99
May 25, 2029                     $409,157.22                $170,063.40
June 25, 2029                    $397,409.96                $164,647.20
July 25, 2029                    $385,914.18                $159,367.24
August 25, 2029                  $374,665.07                $154,220.41
September 25, 2029               $363,657.90                $149,203.66
October 25, 2029                 $352,888.03                $144,314.02
November 25, 2029                $342,350.90                $139,548.59
December 25, 2029                $332,042.04                $134,904.52
January 25, 2030                 $321,957.07                $130,379.03
February 25, 2030                $312,091.66                $125,969.39
March 25, 2030                   $302,441.59                $121,672.95
April 25, 2030                   $293,002.69                $117,487.08
May 25, 2030                     $283,770.88                $113,409.25
June 25, 2030                    $274,742.17                $109,436.97
July 25, 2030                    $265,912.60                $105,567.78
August 25, 2030                  $257,278.32                $101,799.30
September 25, 2030               $248,835.54                $98,129.21
October 25, 2030                 $240,580.53                $94,555.21
November 25, 2030                $232,509.64                $91,075.08
December 25, 2030                $224,619.27                $87,686.62
January 25, 2031                 $216,905.90                $84,387.70
February 25, 2031                $209,366.08                $81,176.23
March 25, 2031                   $201,996.41                $78,050.17
April 25, 2031                   $194,793.55                $75,007.51
May 25, 2031                     $187,754.24                $72,046.31
June 25, 2031                    $180,875.25                $69,164.64
July 25, 2031                    $174,153.43                $66,360.64
August 25, 2031                  $167,585.69                $63,632.47
September 25, 2031               $161,168.99                $60,978.36
October 25, 2031                 $154,900.35                $58,396.54
November 25, 2031                $148,776.83                $55,885.31
December 25, 2031                $142,795.56                $53,442.99
January 25, 2032                 $136,953.73                $51,067.95
February 25, 2032                $131,248.55                $48,758.59
March 25, 2032                   $125,677.31                $46,513.33
April 25, 2032                   $120,237.35                $44,330.66
May 25, 2032                     $114,926.04                $42,209.08
June 25, 2032                    $109,740.81                $40,147.11
July 25, 2032                    $104,679.14                $38,143.34
August 25, 2032                   $99,738.56                $36,196.36
September 25, 2032                $94,916.62                $34,304.81
October 25, 2032                  $90,210.95                $32,467.35
November 25, 2032                 $85,619.21                $30,682.66
December 25, 2032                 $81,139.09                $28,949.49
January 25, 2033                  $76,768.35                $27,266.56
February 25, 2033                 $72,504.76                $25,632.67
March 25, 2033                    $68,346.16                $24,046.61
April 25, 2033                    $64,290.41                $22,507.23
May 25, 2033                      $60,335.42                $21,013.37
June 25, 2033                     $56,479.15                $19,563.94
July 25, 2033                     $52,719.57                $18,157.82
August 25, 2033                   $49,054.70                $16,793.96
September 25, 2033                $45,482.62                $15,471.32
October 25, 2033                  $42,001.41                $14,188.87
November 25, 2033                 $38,609.21                $12,945.63
December 25, 2033                 $35,304.19                $11,740.62
January 25, 2034                  $32,084.54                $10,572.88
February 25, 2034                 $28,948.50                 $9,441.50
March 25, 2034                    $25,894.34                 $8,345.56
April 25, 2034                    $22,920.36                 $7,284.16
May 25, 2034                      $20,024.90                 $6,256.46
June 25, 2034                     $17,206.32                 $5,261.60
July 25, 2034                     $14,463.01                 $4,298.74
August 25, 2034                   $11,793.41                 $3,367.09
September 25, 2034                $9,825.69                  $2,681.21
October 25, 2034                  $7,910.84                  $2,017.57
November 25, 2034                 $6,047.76                  $1,375.61
December 25, 2034                 $4,235.35                   $754.78
January 25, 2035                  $2,472.54                   $154.54
February 25, 2035                  $758.31                     $0.00
March 25, 2035                      $64.23                     $0.00
April 25, 2035                      $0.00                      $0.00